                                                                 EXHIBIT 10.1

================================================================================





                            HEDSTROM HOLDINGS, INC.
                              HEDSTROM CORPORATION


                           -------------------------



                                  $180,000,000
                                CREDIT AGREEMENT

                           dated as of June 12, 1997

                           -------------------------



                          CREDIT SUISSE FIRST BOSTON,
                            as Administrative Agent,

                               SOCIETE GENERALE,
                            as Documentation Agent,

                                      and

                              UBS SECURITIES LLC,
                              as Syndication Agent





================================================================================

                               TABLE OF CONTENTS

                                                                            Page

SECTION I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1.    Defined Terms  . . . . . . . . . . . . . . . . . . . . . .    1
         1.2.    Other Definitional Provisions  . . . . . . . . . . . . . .   22

SECTION II.  AMOUNT AND TERMS OF TRANCHE A LOAN COMMITMENTS . . . . . . . .   22
         2.1.    Tranche A Term Loans . . . . . . . . . . . . . . . . . . .   22
         2.2.    Procedure for Tranche A Loan Borrowing . . . . . . . . . .   22
         2.3.    Amortization of Tranche A Loans  . . . . . . . . . . . . .   23
         2.4.    Use of Proceeds of Tranche A Loans . . . . . . . . . . . .   23

SECTION III.  AMOUNT AND TERMS OF TRANCHE B LOAN COMMITMENTS  . . . . . . .   24
         3.1.    Tranche B Term Loans . . . . . . . . . . . . . . . . . . .   24
         3.2.    Procedure for Tranche B Loan Borrowing . . . . . . . . . .   24
         3.3.    Amortization of Tranche B Loans  . . . . . . . . . . . . .   24
         3.4.    Use of Proceeds of Tranche B Loans . . . . . . . . . . . .   25

SECTION IV.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS . . . . . . .   25
         4.1.    Revolving Credit Commitments . . . . . . . . . . . . . . .   25
         4.2.    Procedure for Revolving Credit Borrowing . . . . . . . . .   25
         4.3.    Use of Proceeds of Revolving Credit Loans  . . . . . . . .   26

SECTION V.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY . . . . . . .   26
         5.1.    L/C Commitment . . . . . . . . . . . . . . . . . . . . . .   26
         5.2.    Procedure for Issuance, Amendments and Terminations of
                 Letters of Credit  . . . . . . . . . . . . . . . . . . . .   27
         5.3.    Fees, Commissions and Other Charges  . . . . . . . . . . .   27
         5.4.    L/C Participations . . . . . . . . . . . . . . . . . . . .   28
         5.5.    Reimbursement Obligation of the Borrower . . . . . . . . .   29
         5.6.    Obligations Absolute . . . . . . . . . . . . . . . . . . .   29
         5.7.    Letter of Credit Payments  . . . . . . . . . . . . . . . .   30
         5.8.    Application  . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION VI.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY  . . . . . . . . .   30
         6.1.    Swing Line Commitments . . . . . . . . . . . . . . . . . .   30
         6.2.    Procedure for Swing Line Loan Borrowing  . . . . . . . . .   30
         6.3.    Refunding of Swing Line Loans  . . . . . . . . . . . . . .   30
         6.4.    Unconditional Obligation to Refund Swing Line Loans  . . .   31
         6.5.    Use of Proceeds of Swing Line Loans  . . . . . . . . . . .   32

SECTION VII.     PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT;
                 FEES AND PAYMENTS  . . . . . . . . . . . . . . . . . . . .   32
         7.1.    Repayment of Loans; Evidence of Debt . . . . . . . . . . .   32
         7.2.    Commitment Fee . . . . . . . . . . . . . . . . . . . . . .   33
         7.3.    Optional Prepayments . . . . . . . . . . . . . . . . . . .   33
         7.4.    Optional Termination or Reduction of Aggregate
                 Revolving Credit Commitment  . . . . . . . . . . . . . . .   34
         7.5.    Mandatory Reduction of Commitments and Prepayments . . . .   34

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                                                                            ----

         7.6.    Conversion and Continuation Options  . . . . . . . . . . .   36
         7.7.    Minimum Amounts and Maximum Number of Tranches . . . . . .   36
         7.8.    Interest Rates and Payment Dates . . . . . . . . . . . . .   37
         7.9.    Computation of Interest and Fees . . . . . . . . . . . . .   37
         7.10.   Inability to Determine Interest Rate . . . . . . . . . . .   37
         7.11.   Pro Rata Treatment and Payments  . . . . . . . . . . . . .   38
         7.12.   Illegality . . . . . . . . . . . . . . . . . . . . . . . .   39
         7.13.   Requirements of Law  . . . . . . . . . . . . . . . . . . .   40
         7.14.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         7.15.   Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .   42
         7.16.   Certain Fees . . . . . . . . . . . . . . . . . . . . . . .   43
         7.17.   Change of Lending Office . . . . . . . . . . . . . . . . .   43
         7.18.   Replacement of Lenders . . . . . . . . . . . . . . . . . .   43

SECTION VIII.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .   44
         8.1.    Financial Condition  . . . . . . . . . . . . . . . . . . .   44
         8.2.    No Change  . . . . . . . . . . . . . . . . . . . . . . . .   45
         8.3.    Corporate Existence; Compliance with Law . . . . . . . . .   45
         8.4.    Corporate Power; Authorization; Enforceable
                 Obligations  . . . . . . . . . . . . . . . . . . . . . . .   45
         8.5.    No Legal Bar . . . . . . . . . . . . . . . . . . . . . . .   46
         8.6.    No Material Litigation . . . . . . . . . . . . . . . . . .   46
         8.7.    No Default . . . . . . . . . . . . . . . . . . . . . . . .   46
         8.8.    Ownership of Property; Liens . . . . . . . . . . . . . . .   46
         8.9.    Intellectual Property  . . . . . . . . . . . . . . . . . .   46
         8.10.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         8.11.   Federal Regulations  . . . . . . . . . . . . . . . . . . .   47
         8.12.   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         8.13.   Investment Company Act; Other Regulations  . . . . . . . .   47
         8.14.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .   47
         8.15.   Environmental Matters  . . . . . . . . . . . . . . . . . .   48
         8.16.   Security Documents . . . . . . . . . . . . . . . . . . . .   48
         8.17.   Accuracy and Completeness of Information . . . . . . . . .   49
         8.18.   Acquisition Documents  . . . . . . . . . . . . . . . . . .   49
         8.19.   Representations and Warranties in respect of the
                 Collateral   . . . . . . . . . . . . . . . . . . . . . . .   50

SECTION IX.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . .   51
         9.1.    Conditions to Initial Loans  . . . . . . . . . . . . . . .   51
         9.2.    Conditions to Each Loan  . . . . . . . . . . . . . . . . .   55

SECTION X.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   55
         10.1.   Financial Statements . . . . . . . . . . . . . . . . . . .   55
         10.2.   Certificates; Other Information  . . . . . . . . . . . . .   56
         10.3.   Payment of Obligations . . . . . . . . . . . . . . . . . .   57
         10.4.   Conduct of Business and Maintenance of Existence . . . . .   57
         10.5.   Maintenance of Property; Insurance . . . . . . . . . . . .   58
         10.6.   Inspection of Property; Books and Records; Discussions . .   58
         10.7.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . .   58
         10.8.   Environmental Laws . . . . . . . . . . . . . . . . . . . .   60

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         10.9.   Further Assurances . . . . . . . . . . . . . . . . . . . .   60
         10.10.  Additional Collateral  . . . . . . . . . . . . . . . . . .   60
         10.11.  Consummation of Merger . . . . . . . . . . . . . . . . . .   61
         10.12.  Covenants in respect of the Collateral . . . . . . . . . .   61

SECTION XI.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .   62
         11.1.   Financial Condition Covenants  . . . . . . . . . . . . . .   62
         11.2.   Limitation on Indebtedness . . . . . . . . . . . . . . . .   63
         11.3.   Limitation on Liens  . . . . . . . . . . . . . . . . . . .   65
         11.4.   Limitation on Guarantee Obligations  . . . . . . . . . . .   67
         11.5.   Limitation on Fundamental Changes  . . . . . . . . . . . .   68
         11.6.   Limitation on Sale of Assets . . . . . . . . . . . . . . .   68
         11.7.   Intentionally Deleted  . . . . . . . . . . . . . . . . . .   69
         11.8.   Limitation on Dividends  . . . . . . . . . . . . . . . . .   69
         11.9.   Limitation on Capital Expenditures . . . . . . . . . . . .   70
         11.10.  Limitation on Investments, Loans and Advances  . . . . . .   70
         11.11.  Limitation on Transactions with Affiliates . . . . . . . .   72
         11.12.  Limitation on Sales and Leasebacks . . . . . . . . . . . .   73
         11.13.  Limitation on Changes in Fiscal Year . . . . . . . . . . .   73
         11.14.  Limitation on Negative Pledge Clauses  . . . . . . . . . .   73
         11.15.  Limitation on Lines of Business  . . . . . . . . . . . . .   73
         11.16.  Limitation on Modification of Agreements and Payments
                 on Account of Debt   . . . . . . . . . . . . . . . . . . .   73
         11.17.  Rights under Acquisition Documents . . . . . . . . . . . .   74
         11.18.  Maintenance of Corporate Separateness  . . . . . . . . . .   74
         11.19.  Limitation on Activities of the Parent . . . . . . . . . .   74

SECTION XII.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .   75

SECTION XIII.  THE ADMINISTRATIVE AGENT; DOCUMENTATION
               AGENT AND SYNDICATION AGENT  . . . . . . . . . . . . . . . .   78
         13.1.   Appointment  . . . . . . . . . . . . . . . . . . . . . . .   78
         13.2.   Delegation of Duties . . . . . . . . . . . . . . . . . . .   78
         13.3.   Exculpatory Provisions . . . . . . . . . . . . . . . . . .   78
         13.4.   Reliance by Administrative Agent . . . . . . . . . . . . .   78
         13.5.   Notice of Default  . . . . . . . . . . . . . . . . . . . .   79
         13.6.   Non-Reliance on Administrative Agent and Other Lenders . .   79
         13.7.   Indemnification  . . . . . . . . . . . . . . . . . . . . .   79
         13.8.   Administrative Agent in Its Individual Capacity  . . . . .   80
         13.9.   Successor Administrative Agent . . . . . . . . . . . . . .   80
         13.10.  Documentation Agent and Syndicate Agent  . . . . . . . . .   80

SECTION XIV.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .   80
         14.1.   Amendments and Waivers . . . . . . . . . . . . . . . . . .   80
         14.2.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . .   81
         14.3.   No Waiver; Cumulative Remedies . . . . . . . . . . . . . .   82
         14.4.   Survival of Representations and Warranties . . . . . . . .   82
         14.5.   Payment of Expenses and Taxes  . . . . . . . . . . . . . .   82
         14.6.   Successors and Assigns; Participations and Assignments . .   83

                                                                            Page
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
         14.7.   Adjustments; Set-off . . . . . . . . . . . . . . . . . . .   85
         14.8.   Counterparts . . . . . . . . . . . . . . . . . . . . . . .   86
         14.9.   Severability . . . . . . . . . . . . . . . . . . . . . . .   86
         14.10.  Integration  . . . . . . . . . . . . . . . . . . . . . . .   86
         14.11.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .   86
         14.12.  Submission To Jurisdiction; Waivers  . . . . . . . . . . .   86
         14.13.  Acknowledgements . . . . . . . . . . . . . . . . . . . . .   87
         14.14.  WAIVERS OF JURY TRIAL  . . . . . . . . . . . . . . . . . .   87
         14.15.  Confidentiality  . . . . . . . . . . . . . . . . . . . . .   87


SCHEDULES

Schedule 1.1A           Lenders; Addresses; Commitments
Schedule 1.1B           Mortgaged Properties
Schedule 5.2            Existing Letters of Credit
Schedule 8.4            Consents and Authorizations
Schedule 8.15           Subsidiaries
Schedule 8.16(a)        UCC Filings and Other Actions
Schedule 8.16(c)        Mortgage Filing Jurisdictions
Schedule 8.19(b)        Chief Executive Office
Schedule 8.19(c)        Locations of Inventory and Equipment
Schedule 8.19(f)        Intellectual Property
Schedule 9.1(h)         Additional Legal Counsel
Schedule 11.2(d)        Existing Indebtedness
Schedule 11.3(f)        Existing Liens
Schedule 11.4(a)        Existing Guarantee Obligations
Schedule 11.10(f)       Investments

EXHIBITS

Exhibit A             Form of Tranche A Note
Exhibit B             Form of Tranche B Note
Exhibit C             Form of Revolving Credit Note
Exhibit D             Form of Swing Line Note
Exhibit E             Form of Master Guarantee and Collateral Agreement
Exhibit F             Form of Mortgage
Exhibit G-1           Form of Opinion of Weil, Gotshal & Manges, LLP
Exhibit G-2           Form of Opinion of U.K. Counsel
Exhibit G-3           Form of Opinion of Canadian Counsel
Exhibit H             Form of Assignment and Acceptance
Exhibit I-1           Form of Notice of Borrowing (Drawings)
Exhibit I-2           Form of Notice of Borrowing (Conversions)
Exhibit I-3           Form of Notice of Borrowing (Continuations)
Exhibit J             Form of Borrowing Base Certificate

           CREDIT AGREEMENT, dated as of June 12, 1997, among:

(a)   HEDSTROM CORPORATION, a Delaware corporation (the "Borrower");

(b)   HEDSTROM HOLDINGS, INC., a Delaware corporation (the "Parent");

(c)   the Lenders (as hereinafter defined) from time to time parties hereto;

(d) SOCIETE GENERALE, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders;

(e) UBS SECURITIES LLC, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders; and

(f) CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

           WHEREAS, HC Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of the Borrower ("AcquisitionCo"), intends to acquire all of the issued and outstanding common stock of ERO, Inc., a Delaware corporation ("ERO"), pursuant to the Agreement and Plan of Merger, dated as of April 10, 1997 (the "Merger Agreement"), among the Borrower, AcquisitionCo and ERO for aggregate consideration of approximately $200,000,000;

           WHEREAS, such acquisition shall take the form of a tender offer by AcquisitionCo for all of the issued and outstanding shares of common stock of ERO (all of such common stock collectively, the "Shares") at a price of $11.25 per share (the "Tender Offer") and the purchase of the Shares tendered pursuant to the Tender Offer and not validly withdrawn (the "Tendered Shares");

           WHEREAS, as promptly as is practicable following the consummation of the Tender Offer and the acquisition of the Tendered Shares (which includes options in connection with the Tender Offer), AcquisitionCo shall be merged with and into ERO, such that ERO shall survive as a wholly owned direct Subsidiary of the Borrower (the "Merger"; collectively with the Tender Offer, the "Acquisition");

           WHEREAS, the Borrower has requested that the Lenders make Loans and other extensions of credit available to it in order to finance the Acquisition and to provide funds for other general corporate purposes of the Borrower; and

           WHEREAS, the Lenders are willing to make such Loans and other extensions of credit available to the Borrower only upon the terms and subject to the conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


                            SECTION I.  DEFINITIONS

           1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "ABR Loans": Loans (including, without limitation, Swing Line Loans) the rate of interest applicable to which is based upon the ABR.

           "Accounting Changes":  as defined in the definition of GAAP.

           "Acquisition":  as defined in the recitals hereto.

           "AcquisitionCo":  as defined in the recitals hereto.

           "Acquisition Documents": the collective reference to the Tender Offer Documents, the Merger Agreement and all other documents and information sent by the Borrower or any of its Subsidiaries or ERO to the shareholders of ERO or filed with the SEC in connection with the Tender Offer and the Merger.

           "Adjusted Consolidated Working Capital": at any time, the amount equal to Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) minus Consolidated Current Liabilities.

           "Administrative Agent":  as defined in the preamble hereto.

           "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 51% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Aggregate Outstanding Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Loans made by such Revolving Credit Lender and (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations and Swing Line Loans then outstanding; provided that, only for purposes of calculating the commitment fee owing pursuant to subsection 7.2, the aggregate amount of Swing Line Loans then outstanding shall be deemed to be held entirely by the Swing Line Lender and not by any other Lender.

           "Aggregate Revolving Credit Commitment": $70,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

           "Aggregate Tranche A Commitment": $75,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

           "Aggregate Tranche B Commitment": $35,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

           "Agreement": this Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Applicable Margin": with respect to (a) Tranche B Loans, (i) 3% per annum, in the case of Eurodollar Loans and (ii) 2% per annum, in the case of ABR Loans and (b) with respect to Tranche A Loans and Revolving Credit Loans:

                       (i) for each day prior to the date upon which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 10.1 for the first complete fiscal quarter to occur after the Closing Date, (A) 2-1/2% per annum, in the case of Eurodollar Loans and (B) 1-1/2% per annum, in the case of ABR Loans; and

                       (ii) for each day thereafter, the rate per annum set forth under the relevant column heading below opposite the Leverage Ratio then in effect:

--------------------------------------------------------------------------------
                                                        Applicable Margin
                                                   -----------------------------
                                                                  Eurodollar
                 Leverage Ratio                    ABR Loans         Loans
--------------------------------------------------------------------------------
Greater than or equal to 5.0 to 1.00                 1.50%            2.50%
--------------------------------------------------------------------------------
Less than 5.0 to 1.0, but greater than or            1.25%            2.25%
equal to 4.5 to 1.0
--------------------------------------------------------------------------------
Less than 4.5 to 1.0, but greater than or            1.00%            2.00%
equal to 4.0 to 1.0
--------------------------------------------------------------------------------
Less than 4.0 to 1.0, but greater than or             .75%            1.75%
equal to 3.5 to 1.0
--------------------------------------------------------------------------------
Less than 3.5 to 1.0, but greater than or             .50%            1.50%
equal to 3.0 to 1.0
--------------------------------------------------------------------------------
Less than 3.0 to 1.0                                  .25%            1.25%
--------------------------------------------------------------------------------

      ; provided that (for purposes of this clause (b)(ii) only), any change in the interest rate on a Loan resulting from a change in the Leverage Ratio of the Borrower and its Subsidiaries shall become effective as of the opening of business on the date which is the earlier of (A) the date upon which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 10.1 which evidence such change in the Leverage Ratio and (B) the date upon which such financial statements are required to be delivered pursuant to subsection 10.1; provided, further, that, in the event that the financial statements required to be delivered pursuant to subsection 10.1(a) or
      (b), as applicable, are not delivered when due (after giving effect to the applicable cure period), then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than or equal to 5.0 to 1.0; and provided, further, however, that the "Applicable Margin" from time to time for Swing Line Loans shall be the same as the "Applicable Margin" then in effect for ABR Loans.

           "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

           "Asset Swap": any substantially concurrent purchase and sale, or exchange, of equipment used or usable in the business of the Borrower and its Subsidiaries.

                 "Assignee":  as defined in subsection 14.6(c).

           "Available Revolving Credit Commitment": as to any Revolving Credit Lender, at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender's Revolving Credit Commitment over (b) such Revolving Credit Lender's Aggregate Outstanding Extensions of Credit.

           "Borrower":  as defined in the preamble hereto.

           "Borrowing Base": as of the time any determination thereof is to be made, the sum of (i) 50% of Eligible Inventory and (ii) 85% of the Eligible Receivables, each as reported in the most recent Borrowing Base Certificate delivered to the Administrative Agent.

           "Borrowing Base Certificate": a certificate, in the form attached hereto as Exhibit J, including with such changes as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrowing Base.

           "Borrowing Date": any Business Day specified in a Notice of Borrowing pursuant to subsection 2.2, 3.2, 4.2, 5.5 or 6.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

           "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that, with respect to matters relating to Eurodollar Loans, any day on which commercial banks in London, England are authorized or required by law to close also shall not constitute a "Business Day".

           "Canadian Subsidiary Equivalent Outstandings": as defined in subsection 11.2(p).

           "Capital Expenditures": expenditures (including, without limitation, obligations created under Financing Leases and purchase money Indebtedness in the year in which created but excluding payments made thereon) of Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (w) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (x) with the proceeds of any casualty insurance or condemnation award (with such expenditures to be made, to the extent subsection 7.5(i) is applicable, in accordance with subsection 7.5(d)), (y) with the cash proceeds of any asset sale made pursuant to subsections 11.6(a), (c), (j) or (l) applied or contractually committed to be applied within 180 days from receipt of such proceeds and (z) in any Permitted Acquisition).

           "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

           "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of an issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

           "Change of Control": the earlier to occur of (A) Hicks, Muse, Tate & Furst Incorporated, Arnold E. Ditri, their principals and their Affiliates and management ("HMTFI") shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Parent, provided that the occurrence of the foregoing event shall not be deemed a Change of Control if (a) at any time prior to the consummation of an Initial Public Offering, and for any reason whatever, (i) HMTFI otherwise has the right to designate (and does so designate) a majority of the board of directors of Parent or (ii) HMTFI and their employees, directors and officers (the "HMTFI Group") own of record and beneficially an amount of common stock of Parent equal to at least 50% of the amount of common stock of Parent owned by the HMTFI Group of record and beneficially as of the Closing Date and such ownership by the HMTFI Group represents the largest single block of voting securities of Parent held by any Person or related group for purposes of Section 13(d) of the Exchange Act, or (b) at any time after the consummation of an Initial Public Offering, and for any reason whatever, (i) no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the HMTFI Group, shall have become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly of more than the greater of (x) 15% of the shares outstanding or (y) the percentage of the then outstanding voting stock of Parent owned by the HMTFI Group and
      (ii) the board of directors of Parent shall consist of a majority of Continuing Directors, and (B) of a Change of Control as defined in any document pertaining to the Senior Discount Notes or the Senior Subordinated Notes.

           "Chattel Paper": as defined in the Master Guarantee and Collateral Agreement.

           "Clean-Down Amount": the amount equal to $10,000,000 for fiscal years 1998 and 1999 and $15,000,000 for each fiscal year thereafter.

           "Closing Date": the date on which the conditions precedent set forth in subsection 9.1 shall be satisfied.

           "Code": the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document; provided that for purposes of subsections 8.19 and
      10.12 such term shall have the meaning provided for in the Master Guarantee and Collateral Agreement.

           "Commitment": as to any Lender, its Tranche A Commitment, Tranche B Commitment or Revolving Credit Commitment, as the context shall require; as to all Lenders, the "Commitments".

           "Commitment Percentage": as to any Lender at any time, its Tranche A Commitment Percentage, its Tranche B Commitment Percentage or its Revolving Credit Commitment Percentage, as the context shall require.

           "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Aggregate Revolving Credit Commitment shall terminate as provided herein.

           "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

           "Consolidated Current Assets": at any time, the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

           "Consolidated Current Liabilities": at any time, the consolidated current liabilities of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, but excluding (a) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (b) accrued but unpaid interest with respect to the Indebtedness described in clause (a), and
      (c) accrued income tax expense.

           "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill), (v) other noncash charges and
      (vi) any extraordinary expenses or losses (including losses on sales of assets other than inventory sold in the ordinary course of business) and
      (B) minus, without duplication, (i) any extraordinary income or gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business) other than any income from discontinued operations and (ii) noncash income included in Consolidated Net Income, all as determined on a consolidated basis.

           "Consolidated Interest Coverage Ratio:" as defined in subsection 11.1(a).

           "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Financing Leases), net of interest income, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs under Interest Rate Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

           "Consolidated Net Income": for any period, the consolidated net after tax income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Total Indebtedness": at a particular date, with respect to the Borrower and its Subsidiaries, the difference between (a) the aggregate principal amount of Indebtedness under this Agreement, Financing Leases, purchase money Indebtedness, the Senior Subordinated Notes, and any other Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date in conformity with GAAP and (b) the unencumbered cash and Cash Equivalent balances of the Borrower and its Subsidiaries on such date; provided that, for purposes of the calculation of Revolving Credit Loans under clause (a), the amount of Revolving Credit Loans deemed outstanding on such date shall equal; (i) in the case of the fiscal quarter ended September 30, 1997 (A) the sum of (w) $6,600,000, plus (x) $8,500,000, plus (y) the total aggregate principal amount of Revolving Credit Loans outstanding as of the last day of the fiscal quarter of the Borrower ending June 30, 1997, plus (z) the sum of the total aggregate principal amount of Revolving Credit Loans outstanding on July 31, 1997, August 31, 1997 and September 30, 1997, divided by three; divided by (B) four; (ii) in the case of the fiscal quarter ended on December 31, 1997, (A) the sum of (x) $8,600,000, plus
      (y) the total aggregate principal amount of Revolving Credit Loans outstanding as of the last day of the fiscal quarter of the Borrower ending June 30, 1997, plus (z) the sum of the aggregate principal amount of the Revolving Credit Loans outstanding as of each of the months ended July through December 1997 divided by six; divided by (b) three; (iii) in the case of the fiscal quarter ended March 31, 1998, (A) the sum of (y) the total aggregate principal amount of Revolving Credit Loans outstanding as of the last day of the fiscal quarter of the Borrower ending June 30, 1997 plus (z) the sum of the aggregate principal amount of the Revolving Credit Loans outstanding as of each of the months ended July 1996 through March 1997 divided by nine; divided by
      (b) two; and (iv) in the case of any fiscal quarter ended June 30, 1998 and thereafter, (A) the sum of the total aggregate principal amount of the Revolving Credit Loans outstanding as of the month ended on such date and for each of the prior eleven fiscal months, divided by (B) twelve.

           "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

           "Continuing Directors": the directors of the Parent holding office on the date which is six months prior to the consummation of an Initial Public Offering and each other director whose nomination for election to the Board of Directors of the Parent has been recommended by a majority of the Continuing Directors then serving as such.

           "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "Contributed Equity": (a) the proceeds of any capital contribution made to the Borrower (or to the Parent and in turn contributed to the Borrower) by any member of the HMTFI Group and (b) the proceeds of any other private placement of Capital Stock of the Borrower (or of the Parent and in turn contributed to the Borrower) consummated after the Closing Date, provided that the aggregate amount of proceeds of sales of Capital Stock to Persons other than members of the HMTFI Group that may be included in "Contributed Equity" pursuant to this clause (b) shall not exceed $10,000,000 during the term of this Agreement.

           "Credit Documents": this Agreement, the Notes and the Applications and the Security Documents.

           "Credit Parties": the Borrower, the Parent and each Subsidiary which is a party to a Credit Document.

           "Default": any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Documentation Agent":  as defined in the preamble hereto.

           "Dollars" and "$":  dollars in lawful currency of the United States.

           "Domestic Subsidiary": any Subsidiary organized under the laws of any jurisdiction within the United States.

           "Eligible Inventory": the total dollar value (valued at the lower of cost (determined on a first in-first out basis) or market value) of the inventory of Borrower and its Domestic Subsidiaries, which conforms to the representations and warranties contained in subsection 8.19, which inventory constitutes raw materials, work-in-progress or finished goods and which is not excess, obsolete or unmerchantable, less (i) any supplies (other than raw materials and spare parts owned by the Borrower and reflected in its balance sheet), (ii) goods returned or rejected by customers, (iii) goods to be returned to suppliers, (iv) inventory subject to any Lien other than landlords' liens and the Liens created under the Security Documents (including goods subject to Liens arising out of conditional sales, title retention, consignment or similar arrangements) or (v) any obsolescence reserves maintained by the Borrower and its Domestic Subsidiaries.

           "Eligible Receivables": the total face amount of the receivables of Borrower and its Domestic Subsidiaries which conform to the representations and warranties contained in subsection 8.19, and at all times continue to be acceptable to the Administrative Agent in its reasonable judgment (provided that any changes shall only be effective on a prospective basis after 15 days' prior written notice) less any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and amounts in respect of receivables subject to the Federal Assignment of Claims Act in an amount in excess of $3,000,000 and less reserves (including reserves for receivables which have not been paid in full within 90 days after the due date thereof or which amounts have been disputed by the account debtor) for any other matter affecting the creditworthiness of account debtors with respect to the receivables.

           "Environmental Laws": any applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

           "Equipment": as defined in the Master Guarantee and Collateral Agreement.

           "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERO":  as defined in the recitals hereto.

           "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

           "Eurodollar Base Rate": the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the "British Bankers' Association Interest Settlement Rates" for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the

      Administrative Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 7.10, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank. Any change in the Eurocurrency Base Rate resulting from a change in the Eurocurrency Reserve Requirements shall become effective on the opening of business on the day in which such change became effective.

           "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

           "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

           "Event of Default": any of the events specified in Section 12, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) decreases in Consolidated Working Capital for such fiscal year, (iii) the amount of any refund received by the Borrower and its Subsidiaries during such fiscal year on taxes paid by the Borrower and its Subsidiaries, (iv) cash dividends, cash interest and other similar cash payments received by the Borrower during such fiscal year in respect of investments to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, and (v) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures and (y) any such expenditures made pursuant to subsection 11.9(b) except, in the case of this clause (y), to the extent that the amounts used to make such expenditures were included in determining Consolidated EBITDA for such fiscal year), (ii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iii) the aggregate amount of all regularly scheduled principal payments of long-term Indebtedness (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Consolidated Working Capital for such fiscal year, (v) cash interest expense of the Borrower and its

      Subsidiaries for such fiscal year, (vi) cash taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (vii) the amount of all loans and advances made in such fiscal year pursuant to subsection 11.10(c) (net of any repayments of such loans and advances made during such fiscal year), (viii) the amount of all investments made in such fiscal year pursuant to subsection 11.10(k) or (l) (to the extent such investment is not in cash or Cash Equivalents), (ix) the amount of all deposits required to be made by the Borrower or any of its Subsidiaries during such fiscal year in connection with investments made pursuant to subsection 11.10(i) (net of any amounts returned in respect of such deposits during such fiscal year), (x) dividends paid by the Borrower during such fiscal year in accordance with subsection 11.8 to the extent not subtracted in the determination of Consolidated Net Income of the Borrower for such fiscal year, (xi) previously expensed royalty payments made during such fiscal year to the extent not subtracted in the determination of Consolidated Net Income of the Borrower for such fiscal year, and (xii) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year; provided that there shall be excluded from the calculation of Excess Cash Flow the income or (loss) of any Person earned or accrued, as the case may be, prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower and its Subsidiaries.

           "Exchange Act":  the Securities Exchange Act of 1934, as amended.

           "Existing Credit Agreement": the Credit Agreement, dated as of October 27, 1995, among Hedstrom Holdings, Inc., Hedstrom Corporation, the banks and other financial institutions parties thereto and Bankers Trust Company, as agent, as the same may be amended, supplemented or otherwise modified from time to time.

           "Farm Products": as defined in the Master Guarantee and Collateral Agreement.

           "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

           "Foreign Pledge Agreement": each pledge agreement (or analogous document), which pledge agreement (or analogous document) shall be in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Borrower or any of its Domestic Subsidiaries purports to grant a Lien on 65% of the Capital Stock of any Foreign Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

           "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States.

           "GAAP": generally accepted accounting principles in the United States as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the SEC (or any agency with similar functions), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of Borrower as of the date of determination except that for purposes of subsection 11.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the financial statements referred to in subsections 8.1(a) and (b), as the case may be. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.
      Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC (or any agency with similar functions).

           "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

           "Guarantor": any Person (other than the Borrower) executing the Master Guarantee and Collateral Agreement.

           "HMTFI":  as defined in the definition of "Change of Control".

           "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided, however, that the amount of such Indebtedness of any Person described in this clause (e) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith. Whenever the term Indebtedness is used with respect to any Person and its Subsidiaries, it shall mean without duplication.

           "Initial Public Offering": an underwritten public offering of common stock of the Borrower or any Affiliate thereof which has as its sole material asset its equity interest in the Borrower pursuant to a registration statement which is filed with the SEC in accordance with the Securities Act of 1933 (as amended); provided, however, that the net proceeds of such underwritten public offering are (to the extent not directly paid to the Borrower) contributed to the Borrower.

           "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Insolvent":  pertaining to a condition of Insolvency.

           "Instrument": as defined in the Master Guarantee and Collateral Agreement.

           "Intellectual Property": as defined in the Master Guarantee and Collateral Agreement.

           "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period (or, if such day is not a Business Day, the next succeeding Business Day) and the last day of such Interest Period.

           "Interest Period":  with respect to any Eurodollar Loan:

                       (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months or, to the extent available to all Lenders, nine or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing given with respect thereto; and

                       (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months or, to the extent available to all Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                 (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                 (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the relevant Tranche A Loan or Tranche B Loan (as the case may be) shall end on the Termination Date or such date of final payment, as the case may be;

                 (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                 (4) no Interest Period with respect to any tranche or class of the Term Loans shall extend beyond any date upon which repayment of principal thereof is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such tranche or class of Term Loans with Interest Periods ending after such date would exceed the aggregate principal amount of such tranche or class of Term Loans permitted to be outstanding after such scheduled repayment;

           "Interest Rate Agreement" any interest rate swap, option, cap, collar or insurance agreement, any commodity or currency future or any other interest rate, commodity or currency hedge agreement or arrangement which is designed to provide protection against fluctuations in interest rates, commodity prices or currency exchange rates, and any renewals thereof or substitutions therefor.

           "Inventory": as defined in the Master Guarantee and Collateral Agreement.

           "Investment": as defined in subsection 11.10.

           "Issuing Lender": with respect to any Letter of Credit, Credit Suisse First Boston or any other Lender appointed by Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld) (provided that such other Lender agrees to serve in the capacity of Issuing Lender), in its capacity as issuer thereof.

           "L/C Commitment":  $10,000,000.

           "L/C Fee Payment Date": the last Business Day of each March, June, September, and December.

           "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 5.5.

           "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender with respect to such Letter of Credit.

           "Lenders": the collective reference to the Tranche A Lenders, the Tranche B Lenders, the Revolving Credit Lenders and the Swing Line Lender.

           "Letters of Credit":  as defined in subsection 5.1(a).

           "Leverage Ratio": at any date of determination, the ratio of the Consolidated Total Indebtedness of the Borrower and its Subsidiaries on such date to Consolidated EBITDA for the period of four fiscal quarters of the Borrower ending most recently prior to or on such date.

           "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

           "Loan": any Tranche A Loan, Tranche B Loan or Revolving Credit Loan (including, without limitation, any Swing Line Loan), as the context shall require.

           "Master Guarantee and Collateral Agreement": the Master Guarantee and Collateral Agreement, to be executed by Parent, Borrower and their Subsidiaries substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

           "Material Adverse Effect": a material adverse effect on (a) the Transactions, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries (after giving effect to the Acquisition) taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

           "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

           "Merger":  as defined in the recitals hereto.

           "Merger Agreement":  as defined in the recitals hereto.

           "Mortgage": each Mortgage to be executed and delivered by a Credit Party and covering Mortgaged Property, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

           "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

           "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "Net Proceeds": with respect to any Net Proceeds Event, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Borrower and its Subsidiaries in connection with such Net Proceeds Event, minus (b) the sum, without duplication, of (i) any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority by the Borrower and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds, (ii) the amount of fees and commissions (including reasonable investment banking fees payable to Persons other than Affiliates of the Borrower), legal, notarial, accounting, consulting, survey, title and recording tax expenses, underwriting discounts and commissions and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by the Borrower and its Subsidiaries, (iii) the amount of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by the Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which the Net Proceeds Event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminate) and (v) the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time of or as a result of such Net Proceeds Event out of the proceeds thereof.

           "Net Proceeds Event": (a) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness permitted pursuant to subsection 11.2);

           (b) the issuance or sale of any equity securities by the Borrower or any of its Subsidiaries to any Person, other than Permitted Issuances or pursuant to Contributed Equity;

           (c) the sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any real or personal, tangible or intangible, property (including, without limitation, any Capital Stock) of the Borrower or such Subsidiary to any Person (other than to the Borrower or any of its Subsidiaries) other than as permitted by subsection 11.6 (other than clause (k) thereof); and

           (d) the recovery by the Borrower of amounts in respect of a property condemnation or owing to it under property insurance policies, in each case, in excess of $1,000,000.

           "Nonconsenting Lender":  as defined in subsection 7.18.

           "Non-Excluded Taxes":  as defined in subsection 7.14(a).

           "Non-Funding Lender":  as defined in subsection 7.11(b).

           "Note": a Tranche A Note, a Tranche B Note, a Revolving Credit Note or a Swing Line Note, as the context shall require.

           "Notice of Borrowing": (i) with respect to (a) any borrowing of Loans, a Notice of Borrowing (Drawings), substantially in the form of
      Exhibit I-1, (b) any conversion of Loans, a Notice of Borrowing (Conversions), substantially in the form of Exhibit I-2 and (c) any continuation of Eurodollar Loans, a Notice of Borrowing (Continuations), substantially in the form of Exhibit I-3 or (ii) telephonic notice of any such borrowing, conversion or continuation promptly confirmed in writing (in a form reasonably acceptable to the Administrative Agent).

           "Obligations": as defined in the Master Guarantee and Collateral Agreement.

           "Offer to Purchase": the Offer to Purchase, dated as of April 13, 1997, of AcquisitionCo relating to the Tender Offer, as amended, supplemented or modified to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

           "Parent":  as defined in the preamble hereto.

           "Participant":  as defined in subsection 14.6(b).

           "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

           "Permitted Acquisition": the acquisition by a Subsidiary of Parent of a business related to Parent's and its Subsidiaries' business as approved by the board of directors of Parent.

           "Permitted Issuance": (a) the issuance by Parent of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of Parent or pursuant to any dividend reinvestment plan, (b) the issuance by Parent of options or other equity securities of Parent to outside directors, members of management or employees of Parent or any Subsidiary of Parent, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities permitted hereunder and under the other Credit Documents, (d) the issuance to Parent or any Subsidiary (or any director, with respect to directors' qualifying shares) by any of its Subsidiaries of any of their respective Capital Stock, in each case with respect to this clause (d) to the extent such Capital Stock is pledged to the Administrative Agent pursuant to the applicable Security Document (provided that (i) only 65% of the voting Capital Stock of any direct Foreign Subsidiary of the Borrower is required to be so pledged and (ii) no voting Capital Stock of any indirect Foreign Subsidiary of the Borrower is required to be so pledged unless such Foreign Subsidiary is also a Subsidiary of a Domestic Subsidiary of Borrower, in which case subsection 10.10 shall be complied with), (e) cash payments made in lieu of issuing fractional shares of Parent's Capital Stock in an aggregate amount not to exceed $250,000, (f) the issuance of Capital Stock the proceeds of which are used to make payments on or redemptions of the Seller Subordinated Notes, (g) the issuance by the Parent of shares of its common stock in connection with a Permitted Acquisition and (h) Contributed Equity.

           "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

           "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "Pro Forma Balance Sheet":  as defined in subsection 8.1(e).

           "Properties":  as defined in subsection 8.16(a).

           "Receivable": as defined in the Master Guarantee and Collateral Agreement.

           "Reference Banks": Credit Suisse First Boston, Societe Generale and Union Bank of Switzerland, New York Branch. If any Reference Bank shall for any reason no longer have a Commitment or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank and the Administrative Agent (after consultation with the Borrower) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Bank. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby.

           "Refunded Swing Line Loans":  as defined in subsection 6.3(a).

           "Register":  as defined in subsection 14.6(d).

           "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

           "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

           "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 5.5 for amounts drawn under Letters of Credit issued by it.

           "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

           "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, if applicable, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .23, .27, .29, .31 or .32 of PBGC Reg. Section 4063.

           "Required Lenders": at any time, Lenders having Commitment Percentages which aggregate more than 50% of the sum of the Aggregate Tranche A Commitment, the Aggregate Tranche B Commitment and the Aggregate Revolving Credit Commitment then in effect.

           "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, any vice president, the secretary, any assistant secretary, the treasurer or any assistant treasurer of such Person, in each case, to the extent such officer is duly authorized to take the action in respect of which such defined term is used.

           "Restricted Payments":  as defined in subsection 11.8.

           "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to and/or issue or participate in Swing Line Loans and/or Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I under the heading "Revolving Credit Commitment".

           "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender at any time, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitment (or, at any time after the Aggregate Revolving Credit Commitment shall have expired or terminated, the percentage which the aggregate principal amount of such Revolving Credit Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

           "Revolving Credit Lenders": each bank or other financial institution holding a Revolving Credit Commitment hereunder (or, after the last day of the Commitment Period and subject to the provisions of subsection 14.6(d), holding any Revolving Credit Loans or participating interests in Letters of Credit or Swing Line Loans hereunder).

           "Revolving Credit Loans":  as defined in subsection 4.1(a).

           "Revolving Credit Note":  as defined in subsection 7.1(e).

           "SEC": the Securities and Exchange Commission and any successor or analogous Governmental Authority.

           "Security Documents": the collective reference to the Master Guarantee and Collateral Agreement, each Mortgage, the Foreign Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

           "Seller Subordinated Notes": means the Subordinated Note dated as of October 27, 1995 issued by Parent to sellers party to the Stock Purchase Agreement dated as of October 27, 1995 among Parent, Arnold E. Ditri, Alastair H. McKelvie, John H. Hurshman, The

      Fidelity Investment Charitable Gift Trust and Hicks, Muse, Tate & Furst Equity Fund III, L.P. in an original principal amount of $2,500,000.

           "Senior Discount Notes": the 12% Senior Discount Notes Due 2009 issued and sold by the Parent pursuant to the Indenture, dated as of June 12, 1997, with United States Trust Company of New York, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

           "Senior Subordinated Notes": the 10% Senior Subordinated Notes Due 2007 issued and sold by the Borrower pursuant to the Indenture, dated as of June 12, 1997, with IBJ Schroder Bank and Trust Company, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

           "Shares":  as defined in the recitals hereto.

           "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

           "Specified Loans":  as defined in subsection 4.3.

           "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

           "Swing Line Commitment": at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 6.1 in the amount referred to therein.

           "Swing Line Lender":  Credit Suisse First Boston.

           "Swing Line Loans":  as defined in subsection 6.1(a).

           "Swing Line Note":  as defined in subsection 7.1(e).

           "Syndication Agent":  as defined in the preamble hereto.

           "Tender Offer":  as defined in the recitals hereto.

           "Tender Offer Documents" shall be the collective reference to (a) the tender offer statement on Schedule 14D-1, dated April 17, 1997, filed by AcquisitionCo with the SEC pursuant to Section 14(d)(1) of the Exchange Act, together with all exhibits thereto, including the Offer to Purchase, the solicitation/recommendation statement on Schedule 14D-9, dated April 17, 1997, filed by ERO pursuant to Section 14(d)(4) of the Exchange Act, in each case, as amended, supplemented or otherwise modified from time to time, and (b) the Offer to Purchase.

           "Tendered Shares":  as defined in the recitals hereto.

           "Termination Date":  June 30, 2003.

           "Term Loans": collectively, the Tranche A Loans and the Tranche B Loans.

           "Title Insurance Company":  as defined in subsection 9.1(l).

           "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

           "Tranche A Commitment": as to any Tranche A Lender, its obligation to make its Tranche A Loan to the Borrower hereunder in an aggregate principal not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A under the heading "Tranche A Commitment".

           "Tranche A Commitment Percentage": as to any Tranche A Lender at any time, the percentage which such Tranche A Lender's Tranche A Commitment then constitutes of the Aggregate Tranche A Commitment (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Tranche A Lender's Tranche A Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Loans then outstanding).

           "Tranche A Lender": each bank or other financial institution holding a Tranche A Commitment hereunder (or, after the Closing Date and subject to the provisions of subsection 14.6(c), holding any Tranche A Loans hereunder).

           "Tranche A Loan":  as defined in subsection 2.1.

           "Tranche A Note":  as defined in subsection 7.1(e).

           "Tranche B Commitment": as to any Tranche B Lender, its obligation to make its Tranche B Loan to the Borrower hereunder in an aggregate principal not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A under the heading "Tranche B Commitment".

           "Tranche B Commitment Percentage": as to any Tranche B Lender at any time, the percentage which such Tranche B Lender's Tranche B Commitment then constitutes of the Aggregate Tranche B Commitment (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Tranche B Lender's Tranche B Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Loans then outstanding).

           "Tranche B Lenders": each bank or other financial institution holding a Tranche B Commitment hereunder (or, after the Closing Date and subject to the provisions of subsection 14.6(c), holding any Tranche B Loans hereunder).

           "Tranche B Loan":  as defined in subsection 3.1.

           "Tranche B Note":  as defined in subsection 7.1(e).

           "Transactions": collectively, the Acquisition and the issuance of the Senior Discount Notes and the Senior Subordinated Notes.

           "Transferee":  as defined in subsection 14.6(f).

           "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
      Loan.

           "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

           "United States":  the United States of America.

           "U.S. Tax Compliance Certificate": as defined in subsection 7.14(b)(ii).

           1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

           (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP and any reference to fiscal quarters shall mean to the fiscal quarters of the Borrower determined in a consistent manner during the duration of this Agreement and shall mean the fiscal quarter on or nearest to any date set forth herein for such fiscal quarter end.

           (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


           SECTION II.  AMOUNT AND TERMS OF TRANCHE A LOAN COMMITMENTS

           2.1. Tranche A Term Loans. Subject to the terms and conditions hereof, each Tranche A Lender severally agrees to make a term loan (a "Tranche A Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Commitment of such Tranche A Lender then in effect. The Tranche A Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 7.6; provided that the Tranche A Loans to be made on the Closing Date initially shall be made as ABR Loans.

           2.2. Procedure for Tranche A Loan Borrowing. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which notice must be received by the

Administrative Agent prior to 11:00 A.M., New York City time, one Business Day prior to the Closing Date) requesting that the Tranche A Lenders make the Tranche A Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Tranche A Lender thereof. Each Tranche A Lender will make the amount of its pro rata share of the Tranche A Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such Tranche A Loans will then be made available to the Borrower by the Administrative Agent transferring to the account directed by the Borrower (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Lenders and in like funds as received by the Administrative Agent.

           2.3. Amortization of Tranche A Loans. (a) The Borrower shall repay the Tranche A Loans on each date set forth below by the amount set forth below opposite such date:

        Period                          Amount
        ------                          ------
December 31, 1997                     $1,000,000
March 31, 1998                         3,000,000
June 30, 1998                            750,000
September 30, 1998                     3,000,000
December 31, 1998                        750,000
March 31, 1999                         4,000,000
June 30, 1999                          1,000,000
September 30, 1999                     4,000,000
December 31, 1999                      1,000,000
March 31, 2000                         5,000,000
June 30, 2000                          1,250,000
September 30, 2000                     5,000,000
December 31, 2000                      1,250,000
March 31, 2001                         6,000,000
June 30, 2001                          1,500,000
September 30, 2001                     6,000,000
December 31, 2001                      1,500,000
March 31, 2002                         8,000,000
June 30, 2002                          2,000,000
September 30, 2002                     8,000,000
December 31, 2002                      2,000,000
March 31, 2003                         7,200,000
June 30, 2003                          1,800,000

           (b) The Borrower shall repay any then outstanding Tranche A Loans on the Termination Date.

           2.4. Use of Proceeds of Tranche A Loans. The proceeds of the Tranche A Loans shall be utilized by the Borrower only (a) to finance the purchase by AcquisitionCo of the Tendered Shares, (b) to finance the Merger,
(c) to refinance outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, ERO) and (d) to pay any fees and expenses relating thereto.

          SECTION III.  AMOUNT AND TERMS OF TRANCHE B LOAN COMMITMENTS

           3.1. Tranche B Term Loans. Subject to the terms and conditions hereof, each Tranche B Lender severally agrees to make a term loan (a "Tranche B Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Commitment of such Tranche B Lender then in effect. The Tranche B Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 7.6; provided that the Tranche B Loans to be made on the Closing Date initially shall be made as ABR Loans.

           3.2. Procedure for Tranche B Loan Borrowing. The Borrower shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, one Business Day prior to the Closing Date) requesting that the Tranche B Lenders make the Tranche B Loans on the requested Borrowing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Tranche B Lender thereof. Each Tranche B Lender will make the amount of its pro rata share of the Tranche B Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such Tranche B Loans will then be made available to the Borrower by the Administrative Agent transferring to the account directed by the Borrower (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Lenders and in like funds as received by the Administrative Agent.

           3.3. Amortization of Tranche B Loans. (a) The Borrower shall repay the Tranche B Loans on each date set forth below by the amount set forth below opposite such date:

     Period                                 Amount
     ------                                 ------
December 31, 1997                          $125,000
March 31, 1998                              125,000
June 30, 1998                               125,000
September 30, 1998                          125,000
December 31, 1998                           125,000
March 31, 1999                              125,000
June 30, 1999                               125,000
September 30, 1999                          125,000
December 31, 1999                           125,000
March 31, 2000                              125,000
June 30, 2000                               125,000
September 30, 2000                          125,000
December 31, 2000                           125,000
March 31, 2001                              125,000
June 30, 2001                               125,000
September 30, 2001                          125,000
December 31, 2001                           125,000
March 31, 2002                              125,000
June 30, 2002                               125,000
September 30, 2002                          125,000
December 31, 2002                           125,000

     Period                                 Amount
     ------                                 ------
March 31, 2003                            5,000,000
June 30, 2003                             1,250,000
September 30, 2003                        5,000,000
December 31, 2003                         1,250,000
March 31, 2004                            5,400,000
June 30, 2004                             1,350,000
September 30, 2004                        5,400,000
December 31, 2004                         1,350,000
March 31, 2005                            5,100,000
June 30, 2005                             1,275,000

           (b) The Borrower shall repay any then outstanding Tranche B Loans on June 30, 2005.

           3.4. Use of Proceeds of Tranche B Loans. The proceeds of the Tranche B Loans shall be utilized by the Borrower only (a) to finance the purchase by AcquisitionCo of the Tendered Shares, (b) to finance the Merger,
(c) to refinance outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, ERO) and (d) to pay any fees and expenses relating thereto.


          SECTION IV.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

           4.1. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations and Swing Line Loans does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment; provided that, after giving effect to the making of such Revolving Credit Loan, (i) the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the lesser of (x) the Aggregate Revolving Credit Commitment then in effect and (y) the Borrowing Base then in effect and (ii) the sum of (A) the Aggregate Outstanding Extensions of Credit of all the Revolving Credit Lenders and (B) the Canadian Subsidiary Equivalent Outstandings shall not exceed the Aggregate Revolving Credit Commitment. During the Commitment Period the Borrower may use the Aggregate Revolving Credit Commitment by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

           (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 4.2 and 7.6, provided that (x) no Revolving Credit Loan shall have an Interest Period which ends after the Termination Date and (y) any Revolving Credit Loans to be made on the Closing Date initially shall be made as ABR Loans.

           4.2.  Procedure for Revolving Credit Borrowing.   The Borrower may
borrow under the Aggregate Revolving Credit Commitment during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Aggregate Revolving Credit Commitment (other than any borrowing of Swing Line Loans or of Revolving Credit Loans the proceeds of which are used to refund Swing Line Loans) shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,000,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., New York City time, in the case of Eurodollar Loans and 2:00 P.M., New York City time, in the case of ABR Loans, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

           4.3. Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be utilized by the Borrower only for working capital and general corporate purposes, including, without limitation, to finance the purchase price for the Acquisition and the fees and expenses relating thereto; provided that upon the acquisition by AcquisitionCo of at least 75% of the issued and outstanding Capital Stock of ERO, the Borrower may make loans (to the extent such loans are funded with Loans under this Agreement, the "Specified Loans") to ERO for the purpose of financing the working capital needs of ERO pending the consummation of the Merger.


          SECTION V.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

           5.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 5.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower and its Subsidiaries on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Available Revolving Credit Commitment of any Revolving Credit Lender would be less than zero, (iii) the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders would exceed the lesser of
(A) the Aggregate Revolving Credit Commitment then in effect and (B) the Borrowing Base then in effect or (iv) the sum of (A) the Aggregate Outstanding Extensions of Credit of all the Revolving Credit Lenders and (B) the Canadian Subsidiary Equivalent Outstandings would exceed the Aggregate Revolving Credit Commitment.

           (b) Each Letter of Credit shall (i) be denominated in Dollars, (ii) be (x) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Borrower or any of its Subsidiaries in the ordinary course of business or (y) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) five Business Days prior to the Termination Date; provided that any Letter of Credit with an expiration date occurring up to twelve months after such Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event to a date which is later than five Business Days prior to the Termination
Date).

           (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

           (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

           5.2. Procedure for Issuance, Amendments and Terminations of Letters of Credit. The Borrower may request that the Issuing Lender issue a Letter of Credit at any time during the Commitment Period by delivering to the Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified in subsection 14.2 an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.
Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. The Issuing Lender shall also furnish to the Administrative Agent a copy of any amendment or extension of any Letter of Credit promptly after such amendment or extension. The letters of credit identified on Schedule 5.2 shall at all times on and after the Closing Date be deemed to be a "Letter of Credit" or "Letters of Credit' for all purposes of this Agreement and the other Credit Documents, and, in each case, The First National Bank of Chicago shall be the "Issuing Lender" in respect thereof.

           5.3. Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans which are Eurodollar Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) of the aggregate face amount of Letters of Credit outstanding (of which 1/4 of 1% of such aggregate face amount shall be for the account of the Issuing Lender and the remainder of such amount shall be for the ratable account of the Issuing Lender and the L/C Participations). Such fee shall be payable to the Administrative Agent, for the ratable account of the Revolving Credit Lenders, in arrears on each L/C Fee Payment Date and on the Termination Date.

           (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

           (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

           5.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand at the Administrative Agent's address for notices specified in subsection 14.2 an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such L/C Participant shall make such payment to the Administrative Agent for the account of the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

           (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 5.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand by the Administrative Agent (upon the request of the Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Administrative Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 5.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand by the Administrative Agent (upon the request of the Issuing Lender), such amount with interest thereon calculated from such due date to the date on which payment is immediately available to the Issuing Lender at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant by the Administrative Agent with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

           (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 5.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will promptly pay to the Administrative Agent for distribution to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall pay to the Administrative Agent for distribution to the Issuing Lender the portion thereof previously distributed by the Administrative Agent to it.

           5.5. Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender by 2:00 P.M., New York City time, on the same Business Day on which a draft is presented under any Letter of Credit issued by such Issuing Lender and paid by such Issuing Lender, provided that such Issuing Lender provides notice to the Borrower (with a copy to the Administrative Agent) prior to 10:30 A.M., New York City time, on such Business Day and otherwise the Borrower will reimburse the Issuing Lender on the next succeeding Business Day (with one day's interest at the rate provided for in subsection 5.5(c)); provided, further, that the failure to provide such notice shall not affect the Borrower's absolute and unconditional obligation to reimburse the Issuing Lender for any draft paid under any Letter of Credit issued by it. The Issuing Lender shall provide notice to the Borrower on such Business Day as a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified in subsection 14.2 in lawful money of the United States and in immediately available funds.

           (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans that are ABR Loans.

           (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 4.2 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

           5.6. Obligations Absolute. (a) The Borrower's obligations under subsection 5.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

           (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 5.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender.

           (c) Neither the Issuing Lender with respect to any Letter of Credit nor any L/C Participant with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct.

           (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower.

           5.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender thereof to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

           5.8. Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 5, the provisions of this Section 5 shall apply.


            SECTION VI.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

           6.1. Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (the "Swing Line Loans") to the Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; provided that, after giving effect to the making of such Swing Line Loan, (i) the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the lesser of (x) the Aggregate Revolving Credit Commitment then in effect and (y) the Borrowing Base then in effect and (ii) the sum of (A) the Aggregate Outstanding Extensions of Credit of all the Revolving Credit Lenders and (B) the Canadian Subsidiary Equivalent Outstandings shall not exceed the Aggregate Revolving Credit Commitment. Amounts borrowed under this subsection 6.1 may be repaid and, to but excluding the Termination Date, reborrowed.

           (b) All Swing Line Loans shall be made and maintained as ABR Loans and, notwithstanding the provisions of subsection 7.6, shall not be entitled to be converted into Eurodollar Loans; provided that nothing contained in this subsection 6.1 shall prohibit the conversion into Eurodollar Loans of any Revolving Credit Loans the proceeds of which are utilized to refund Swing Line Loans.

           6.2. Procedure for Swing Line Loan Borrowing. The Borrower may borrow under the Swing Line Commitment during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:30 P.M., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $250,000 or a multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify the Swing Line Lender thereof. The Swing Line Lender will make the amount of its Swing Line Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent in such manner as may be agreed upon by the Swing Line Lender and the Borrower prior to 3:30 P.M., New York City time, on the Borrowing Date requested by the Borrower.

           6.3. Refunding of Swing Line Loans. (a) The Administrative Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Lender, shall) on behalf of the Borrower (which hereby irrevocably directs the Administrative Agent to act on its behalf) request that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Commitment Percentage of the then outstanding principal amount of Swing Line Loans (the "Refunded Swing Line Loans") on the date such notice is given (regardless of whether the Refunded Swing Line Loans comply with the minimum borrowing provisions of subsection 4.2). In the event that the Swing Line Lender makes its request for refunding of the Swing Line Loans, each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available in immediately available funds to the Administrative Agent, for the benefit of the Swing Line Lender, at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., New York City time, on the first Business Day following such request (or, if such request is made prior to 10:00 A.M., New York City time, on any date, then the proceeds of such Revolving Credit Loans shall instead be so made available to the Administrative Agent prior to 2:00 P.M., New York City time, on the date of such request); provided that in the event that any of the events described in Section 12(f)(i) or (ii) shall have occurred and be continuing, the Revolving Credit Lenders shall not make such Revolving Credit Loans and the provisions of subsection 6.3(b) shall apply.

           (b) If, prior to the making of a Revolving Credit Loan pursuant to subsection 6.3(a), one of the events described in Section 12(f)(i) or (ii) shall have occurred and be continuing, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in the Swing Line Loan to be refunded in an amount equal to its Commitment Percentage of such Swing Line Loan to be refunded. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation.

           (c) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's participating interest in a Swing Line Loan to be refunded pursuant to subsection 6.3(b), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will pay to the Administrative Agent for distribution to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender through the Administrative Agent to it in like funds as such payment is required to be returned by the Swing Line Lender.

           6.4. Unconditional Obligation to Refund Swing Line Loans. (a) Each Revolving Lender's obligation to make Revolving Credit Loans and to purchase participating interests in accordance with subsections 6.3(a) and (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Person; (v) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to subsections 6.3(a) and (b) above, as the case may be, the Administrative Agent shall be entitled to recover such amount on demand from such

Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the rate applicable to ABR Loans thereafter.

           6.5. Use of Proceeds of Swing Line Loans. The proceeds of Swing Line Loans hereunder shall be used by the Borrower for any purpose for which the proceeds of Revolving Credit Loans may be used.


      SECTION VII. PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS

           7.1. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of each Revolving Credit Loan and the then unpaid principal amount of each Swing Line Loan on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 12), (ii) the principal amount of the Tranche A Loans on the dates and in the amounts set forth in subsection 2.3 (or the then unpaid principal amount of such Tranche A Loan, on the date that the Tranche A Loans become due and payable pursuant to Section
12) and (iii) the principal amount of the Tranche B Loan on the dates and in the amounts set forth in subsection 3.3 (or the then unpaid principal amount of such Tranche B Loan, on the date that the Tranche B Loans become due and payable pursuant to Section 12). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 7.8.

           (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

           (c) The Administrative Agent shall maintain the Register pursuant to subsection 14.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each applicable Lender's share thereof.

           (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 7.1(b) shall, in the absence of manifest error and to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

           (e) The Borrower agrees that, upon request of any Lender through the Administrative Agent, the Borrower will execute and deliver to such Lender
(i) in the case of a Tranche A Lender, a promissory note of the Borrower evidencing the Tranche A Loan of such Tranche A Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Tranche A Note"), (ii) in the case of a Tranche B Lender, a promissory note of the Borrower evidencing the Tranche B Loan of such Tranche B Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Tranche B Note"), (iii) in the case of a Revolving Credit Lender, a promissory note of the Borrower evidencing the Revolving Credit Loans of such Revolving Credit Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (a "Revolving Credit Note") and (iv) in the case of the Swing Line Lender, a promissory note of the Borrower evidencing the Swing Line Loans, substantially in the form of Exhibit D with appropriate insertions as to date and principal amount (a "Swing Line Note"). A Note and the Loan evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Loan evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by an Assignment and Acceptance substantially in the form of Exhibit H, duly executed by the Assignor thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the Note evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 7.1(e).

           7.2. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Commitment Period to but excluding the Termination Date, computed at the rate equal to 1/2 of 1% per annum (or, in the event that the Applicable Margin applicable to Revolving Credit Loans is, in the case of Eurodollar Loans, equal to or less than 1.75% and, in the case of ABR Loans, equal to or less than 0.75%, 3/8 of 1% per annum) on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the Aggregate Revolving Credit Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

           7.3. Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of ABR Loans, on at least the same Business Day) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the date upon which such notice is due), specifying whether such prepayment is to be applied to the Revolving Credit Loans or the other Loans hereunder and, in any event, the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
7.15 and, except in the case of prepayments of Revolving Credit Loans (including Swing Line Loans) which are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments of the Tranche A Loans and the Tranche B Loans may be applied, in the discretion of the Borrower, to the immediately succeeding originally scheduled installments of the Tranche A Loans and Tranche B Loans (if not previously prepaid), or, otherwise, such prepayments shall be applied ratably to the remaining installments of principal thereof (based upon the number of installments remaining), such that the amount to be applied to each such remaining installment shall be the amount equal to the aggregate amount to be applied to repay the Tranche A Loans or the Tranche B Loans (as the case may be) divided by the number of scheduled installments of such Loans which remain outstanding; provided that, in the event that the amount to be so applied to any remaining installment exceeds the amount of such installment, such excess amount shall be applied to the remaining installments of such Loans ratably (based upon the number of installments thereof which remain). Amounts prepaid on account of the Tranche A Loans and the Tranche B Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $500,000 (or $2,000,000 in the case of Eurodollar Loans) or a whole multiple of $100,000 (or $250,000 in the case of Eurodollar Loans) in excess thereof; provided that partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple in excess thereof. Notwithstanding anything to the contrary contained herein, any optional prepayment of the Tranche A Loans or the Tranche B Loans shall be accompanied by a prepayment of the other in the amount necessary to cause the Tranche A Loans and the Tranche B Loans to be ratably prepaid.

           (b) The Borrower may at any time and from time to time prepay, in whole or in part and without premium or penalty, any Swing Line Loans then owing by it on any Business Day; provided that such Borrower has given irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date of such prepayment.

           7.4. Optional Termination or Reduction of Aggregate Revolving Credit Commitment. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Aggregate Revolving Credit Commitment or, from time to time, to reduce the amount thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Aggregate Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and shall reduce permanently the Aggregate Revolving Credit Commitment then in effect. Upon termination of the Aggregate Revolving Credit Commitment, L/C Obligations then outstanding which have been fully cash collateralized (or supported by a letter of credit from an issuer reasonably satisfactory to the Administrative Agent) shall no longer be considered an L/C Obligation for purposes of this Agreement and any participating interest heretofore granted by the Issuing Lender to the Revolving Credit Lenders shall be deemed terminated, but the fees payable under subsection 5.3 shall continue to accrue to the Issuing Lender with respect to the Letters of Credit until the expiry or termination thereof.

           7.5.  Mandatory Reduction of Commitments and Prepayments.   (a)  The
Aggregate Revolving Credit Commitment shall terminate on the Termination Date.

           (b) In the event that the Aggregate Outstanding Extensions of Credit of all Lenders at any date exceed the Borrowing Base then in effect, the Borrower shall immediately repay the Aggregate Outstanding Extensions of Credit by the amount of such excess, with such prepayment being applied, first, to the then outstanding Swing Line Loans, second, to the then outstanding Revolving Credit Loans and, third, to cash collateralize the then outstanding L/C Obligations.

           (c) If the Aggregate Outstanding Extensions of Credit of all Lenders shall at any time exceed the Aggregate Revolving Credit Commitment then in effect (including, without limitation, as a result of any reduction or termination of the Aggregate Revolving Credit Commitment pursuant to subsection
7.4 or this subsection 7.5), the Borrower shall immediately repay the Aggregate

Outstanding Extensions of Credit by the amount of such excess, with such prepayment being applied, first, to the then outstanding Swing Line Loans, second, to the then outstanding Revolving Credit Loans and, third, to cash collateralize the then outstanding L/C Obligations.

           (d) The Borrower shall, as promptly as is practicable (and, in any event, within five Business Days following the receipt thereof), repay the Loans and reduce the Commitments by the amount equal to the aggregate amount of Net Proceeds received from any Net Proceeds Event; provided that no such repayment and reduction shall be due pursuant to this subsection 7.5(d) with respect to any Net Proceeds Event on account of the recovery by the Borrower of amounts owing to it under property insurance policies or received as a condemnation award to the extent provided for in subsection 7.5(i). Any repayment of Loans and reduction of Commitments required by this subsection 7.5(d) shall be made in accordance with the provisions of subsection 7.5(g).

           (e) The Borrower shall repay the Loans and reduce the Commitments within one Business Day following delivery of the certificate referenced in subsection 10.2(b) (commencing with the certificate covering the fiscal year ending on December 31, 1998) by the amount equal to 75% (or 50% if the Leverage Ratio as of the last day of such fiscal year is less than 4.0 to 1.0) of Excess Cash Flow for the fiscal year covered by such certificate, with any such repayment of Loans and reduction of Commitments being made in accordance with the provisions of subsection 7.5(g).

           (f) The Borrower shall repay the Swing Line Loans and (to the extent necessary) the Revolving Credit Loans to cause the aggregate outstanding principal amount of such Loans (less the amount of cash and Cash Equivalents on each day during the Clean-Down Period (as defined below) in an amount not to exceed $750,000 on any day as certified by the Borrower to the Administrative Agent) to be not more than the Clean-Down Amount for a period of 30 days during a 35-day period (the "Clean-Down Period") in each fiscal year (provided that the first day of a Clean-Down Period in any fiscal year shall not fall within 60 days of the last day of the Clean-Down Period for the preceding fiscal year).

           (g) Any payments of the Loans and reductions of the Commitments made pursuant to subsection 7.5(d) or (e) shall be applied, first, to the prepayment of the Tranche A Loans and the Tranche B Loans (with such prepayment being applied (x) ratably between the Tranche A Loans and the Tranche B Loans and (y) among the then outstanding installments of each in the order described with respect to voluntary prepayments pursuant to subsection 7.3(a)) and, second, to reduce the Aggregate Revolving Credit Commitment then in effect. Unless the Borrower otherwise elects, the application of prepayments made pursuant to this subsection 7.5 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.

           (h) Notwithstanding anything to the contrary contained herein, in the event that the Borrower would incur costs pursuant to subsection 7.15 as a result of any payment due as a result of any prepayment to be made pursuant to this subsection 7.5, the Borrower, at its option, may deposit the amount of such payment with the Administrative Agent, for the benefit of the Lenders who would have received such payment, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made.
The Borrower hereby grants to the Administrative Agent, for the benefit of such Lenders, a security interest in all amounts in which the Borrower has any right, title or interest which are from time to time on deposit in such cash collateral account and expressly waives all rights (which rights the Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

           (i) If at any time the Borrower or any Subsidiary shall receive any cash proceeds of any casualty or condemnation in excess of $1,000,000 pursuant to subsection 11.6(j), such proceeds shall be deposited with the Administrative Agent who shall hold such proceeds in a cash collateral account satisfactory to it. From time to time upon request, the Administrative Agent will release such proceeds to the Borrower or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned. If such assets are not replaced or rebuilt within one (1) year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if the Borrower fails to notify the Administrative Agent in writing on or before 180 days after such casualty or condemnation that the Borrower shall commence the replacement or rebuilding of such asset, then, in either case, the Administrative Agent may apply any amounts in the cash collateral account to the ratable repayment of the Loans and reduction of Commitments as Net Cash Proceeds in accordance with subsection 7.5(g).

           7.6. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., New York City time, at least one Business Day prior to the requested date of conversion; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., New York City time, at least three Business Days' prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, (ii) no Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date and (iii) no Tranche A Loan or Tranche B Loan (as the case may be) may be converted into a Eurodollar Loan after the date that is one month prior to the date of the final installment of principal thereof. Notwithstanding anything to the contrary contained herein, Swing Line Loans shall at all times be maintained as ABR Loans and shall not be converted to Eurodollar Loans hereunder.

           (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower delivering to the Administrative Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, setting forth (among other things) the length of the next Interest Period to be applicable to such Loans, provided that (i) no Loan may be continued as a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate,
(ii) no Revolving Credit Loan may be continued as a Eurodollar Loan after the date that is one month prior to the Termination Date and (iii) no Tranche A Loan or Tranche B Loan (as the case may be) may be continued as a Eurodollar Loan after the date that is one month prior to the date of the final installment of principal thereof and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof.

           7.7. Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $2,000,000 or a whole multiple of $250,000 in excess thereof. In no event shall there be more than 10 Eurodollar Tranches outstanding at any time.

           7.8. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin with respect thereto.

           (b) Each ABR Loan (including, without limitation, each Swing Line
Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect thereto.

           (c) Upon the occurrence and during the continuance of any Event of Default specified in Section 12(a), the principal of the Loans and any overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

           (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

           7.9. Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of
each determination of a Eurodollar Rate.   The Administrative Agent shall as
soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

           (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 7.9(a).

           7.10. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

           (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

           (b) the Administrative Agent shall have received notice from the Lenders holding 66-2/3% of the Commitments to provide the Loans to which such Interest Period is applicable that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted on the last day of the Interest Period applicable thereto to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans under such Commitments shall be made or continued as such nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

           7.11. Pro Rata Treatment and Payments. (a) Each borrowing (other than a borrowing of Swing Line Loans) by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and (subject to the provisions of subsection 7.12) interest on the Loans (other than the Swing Line Loans) shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in subsection 14.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in the definition of Interest Period), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

           (b) If any Revolving Credit Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Revolving Credit Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans, in each case, by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                 (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in subsection

      9.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loan held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loan of such Revolving Credit Lenders;

                 (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders pro rata according to the respective outstanding principal amounts of such Loans; and

                 (iii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on such Loans with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

           (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 7.11 shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

           (d) Notwithstanding anything to the contrary contained herein, in the event that the Administrative Agent shall make any payment to a Lender on account of amounts owing to such Lender by the Borrower hereunder and the Administrative Agent either (i) shall not receive the corresponding amount from the Borrower or (ii) shall be required to be return such amount to the Borrower, such Lender shall (upon the request of the Administrative Agent) promptly return to the Administrative Agent the amount of such payment.

           7.12. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to

ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 7.15. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Loans into Eurodollar Loans shall be reinstated.

           7.13. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                 (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non- Excluded Taxes covered by subsection 7.14 and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

           (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

           (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Lender becomes entitled to make such claim) the Borrower (through the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (through the Administrative Agent) shall be conclusive in the absence of manifest error. If the Borrower notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 7.13, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans if an ABR option is available in accordance with subsection 7.6 and, additionally reimburse such Lender for any cost in accordance with subsection 7.15. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months following such termination and repayment.

           7.14. Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed in lieu of net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States or a state thereof ("Non-U.S. Lender") with respect to any Non-Excluded Taxes (i) that are attributable to such Non-U.S. Lender's failure to comply with the requirements of paragraphs (b) or (c) of this subsection or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to section 2.17(a). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

           (b)  Each Non-U.S. Lender shall:

                 (i) (x) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                 (y) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                 (z) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

                 (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with subparagraph (i) of this subsection 7.14(b), (x) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (y) deliver to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submissions made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a 10 percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extension of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 14.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

           (c) Each Lender shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement or any Notes may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

           7.15. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

           7.16. Certain Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, a non-refundable administrative agent's fee in an amount previously agreed to with the Administrative Agent, payable in the manner and on the dates so previously agreed.

           7.17. Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 7.12 or 7.14(a), or if any adoption or change of the type described in subsection 7.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection
7.12 or 7.14(a), or would eliminate or reduce the effect of any adoption or change described in subsection 7.13.

           7.18. Replacement of Lenders. If, at any time (a) the Borrower becomes obligated to pay additional amounts described in subsections 7.12, 7.13 or 7.14 as a result of any conditions described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to Section 7.12, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" (as defined below in this subsection 7.18) or
(d) any Lender becomes a Non-Funding Lender, then the Borrower may, on ten Business Days prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 14.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and reasonably acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lenders Loans and all accrued interest and fees and other amount payable hereunder; provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or
(B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection, as the case may be and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the consent of all Lenders and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any such Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender". The Borrower's right to replace a Non-Funding Lender pursuant to this subsection 7.18 is in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity or by statute.


                 SECTION VIII.  REPRESENTATIONS AND WARRANTIES

           To induce the Administrative Agent, each Issuing Lender and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, each Issuing Lender and each Lender that:

           8.1. Financial Condition. (a) The consolidated balance sheet of the Parent and its consolidated Subsidiary as at July 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiary as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiary as at March 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiary as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

           (b) To the knowledge of the Borrower, the consolidated balance sheet of ERO and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of ERO and its consolidated

Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. To the knowledge of the Borrower, the unaudited consolidated balance sheet of ERO and its consolidated Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of ERO and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

           (c) None of the Borrower, ERO or any of their respective consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of Borrower, has any reasonable likelihood of resulting in a material loss or cost.

           (d) During the period from December 31, 1996 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower, ERO or any of their respective consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1996, other than (in each such case) the Acquisition.

           (e) The unaudited consolidated pro forma balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 1996, certified by a Responsible Officer of the Borrower (the "Pro Forma Balance Sheet"), copies of which have been furnished to each Lender, is the unaudited balance sheet of the Borrower and its consolidated Subsidiaries, adjusted to give effect (as if such events had occurred on such date) to the Acquisition and the other transactions contemplated hereby to occur on or prior to the Closing Date. The Pro Forma Balance Sheet, together with the notes thereto, were prepared based on good faith assumptions in accordance with GAAP and are based on the best information available to the Borrower as of the date of delivery thereof.

           8.2. No Change. Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

           8.3.  Corporate Existence; Compliance with Law.  Each Credit Party
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

           8.4. Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes or Applications and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition or the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower and each other Credit Party is a party, except for: (i) those set forth on Schedule 8.4, each of which have been or will be made or taken and are or will be in full force and effect, (ii) consents under immaterial Contractual Obligations or (iii) those referred to in subsection
8.16. This Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of the Borrower and each other Credit Party. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each other Credit Party enforceable against the Borrower and each other Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

           8.5. No Legal Bar. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the transactions contemplated by the Credit Documents (a) will not violate any Requirement of Law or any material Contractual Obligation applicable to or binding upon any Credit Party or any of their Subsidiaries and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its material Contractual Obligations, except for the Liens arising under the Security Documents and Liens permitted under subsection 11.3.

           8.6. No Material Litigation. No litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Credit Party or any of their respective Subsidiaries or against any of its or their respective properties or revenues with respect to (a) any Credit Document or any of the transactions contemplated hereby or thereby, (b) with respect to any Acquisition Document or any transactions contemplated thereby which affect any material provisions or any material transaction contemplated thereby, or
(c) which could reasonably be expected to have a Material Adverse Effect. All applicable waiting periods have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated hereby or thereby or which would be reasonably likely to have a Material Adverse Effect.

           8.7. No Default. None of the Credit Parties or any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

           8.8. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 11.3.

           8.9. Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. To Borrower's knowledge, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           8.10. Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (1) any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be), and (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such material tax, fee or other charge, other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been prepared on the books of the Credit Parties or their Subsidiaries, as the case may be.

           8.11. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

           8.12. ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had, or could not reasonably be expected to have, a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, (ii) each Plan has complied with the applicable provisions of ERISA and the Code (except that with respect to any Multiemployer Plan, this representation is only made to the knowledge of the Borrower), (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period, (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by any material amount, (v) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted in material liability, and, to the knowledge of the Borrower, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made in the amount which could be reasonably expected to have a Material Adverse Effect, and (vi) no such Multiemployer Plan is in Reorganization or Insolvent.

           8.13. Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

           8.14. Subsidiaries. On the Closing Date, the Subsidiaries of the Borrower and their jurisdiction of incorporation are as set forth on Schedule
8.15. The Parent owns not less than 100% of the issued and outstanding Capital Stock of the Borrower and has no other Subsidiaries.

           8.15.  Environmental Matters.   Except to the extent that the facts
and circumstances giving rise to all such failures to be so true and correct are not, in the aggregate, reasonably likely to result in a Material Adverse
Effect:

           (a) The facilities and properties currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, (ii) could reasonably be expected to give rise to liability under, any Environmental Law, (iii) which could materially interfere with the continued operation of the Properties or (iv) materially impair the fair saleable value thereof.

           (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws.

           (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

           (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

           (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business.

           (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

           8.16. Security Documents. (a) The Master Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described therein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described therein, when financing statements in appropriate form are filed in the offices specified on Schedule 8.16(a) thereto, the Master Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Master Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock, to Liens permitted by subsection 11.3.

           (b) Upon execution and delivery thereof by the parties thereto, each Foreign Pledge Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in not less than 65% of the Capital Stock of each Foreign Subsidiary which is directly owned by a Domestic Subsidiary and, when the actions (if any) specified in the legal opinion delivered in connection with such Foreign Pledge Agreement have been duly taken, the security interests granted pursuant thereto shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in such Capital Stock.

           (c) Each of the Mortgages, when executed and delivered by the relevant Credit Party, shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 8.16(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by subsection 11.3.

           8.17. Accuracy and Completeness of Information. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with this Agreement, any other Credit Document, or any of the Acquisition Documents (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the Closing Date, there is no fact known to the Borrower (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of the Borrower, a Material Adverse Effect.

           8.18. Acquisition Documents. The Administrative Agent and each Lender has received complete and correct copies of each of the Acquisition Documents (including, without limitation, all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of the Acquisition Documents will have been amended, supplemented or otherwise modified (including waivers) since the date hereof, except (a) amendments, supplements and other modifications (including waivers) to the Acquisition Documents which (i) do not increase the price paid for the Shares, (ii) do not affect the material conditions to AcquisitionCo's obligation to purchase the Shares or (iii) would not adversely affect the Lenders or (b) as approved by the Administrative Agent. Each Acquisition Document to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered by the Borrower or such Subsidiary, as the case may be, and to the best knowledge of the Borrower and each of its Subsidiaries, each Acquisition Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries, is in full force and effect and is enforceable against the parties thereto. The representations and warranties of the Borrower and each of its Subsidiaries contained in each Acquisition Document to which the Borrower or such Subsidiary, as the case may be, is a party is true and correct in all material respects. To the knowledge of the Borrower and each of its Subsidiaries, the representations and warranties of each other party to each Acquisition Document contained therein is correct in all material respects.

           8.19.  Representations and Warranties in respect of the Collateral.
(a) Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to the Master Guarantee and Collateral Agreement and the other Liens permitted to exist on the Collateral by subsection 11.3, each Credit Party owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to the Master Guarantee and Collateral Agreement or as are permitted by subsection 11.3.

           (b) On the date hereof, each Credit Party's jurisdiction of organization and the location of its chief executive office or sole place of business are specified on Schedule 8.19(b).

           (c) On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 8.19(c).

           (d) None of the Collateral constitutes, or is the Proceeds of, Farm Products.

           (e) No amount payable to a Credit Party under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in excess of $1,000,000 which has not been delivered to the Administrative Agent.

           (f) (i) Schedule 8.19(f) lists all Intellectual Property owned by a Credit Party in its own name on the date hereof.

           (ii) To the best of a Credit Party's knowledge, all material Intellectual Property is on the date hereof valid, subsisting, unexpired and enforceable and has not been abandoned.

           (iii) Except as set forth in Schedule 8.19(f), none of the Intellectual Property is on the date hereof the subject of any licensing or franchise agreement on the date hereof.

           (iv) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Credit Party's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

           (v) No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                       SECTION IX.  CONDITIONS PRECEDENT

           9.1. Conditions to Initial Loans. The agreement of each Lender to make the initial Loans and other extensions of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or other extension of credit (and, in any event, on or prior to June 30, 1997), of the following conditions precedent:

           (a)  Credit Documents.  The Administrative Agent shall have received
      (i) this Agreement, (ii) the Master Guarantee and Collateral Agreement,
      (iii) each of the Foreign Pledge Agreements, and (iv) each Mortgage, in each case executed and delivered by a Responsible Officer of the parties thereto.

           (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of each of (i) the Acquisition Documents and (ii) such other documents or instruments as may be reasonably requested by the Administrative Agent.

           (c) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each of the Credit Parties authorizing (i) the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder (in the case of the Borrower) and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Person as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

           (d) Incumbency Certificates. The Administrative Agent shall have received, with copy for each Lender, a certificate of each of the Credit Parties, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Credit Document reasonably satisfactory in form and substance to the Administrative Agent.

           (e) Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

           (f) Corporate Structure. The Administrative Agent and the Lenders shall be reasonably satisfied with the corporate, capital and legal structure of the Borrower and its Subsidiaries described therein.

           (g) Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, (i) to the extent invoiced a reasonable time prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower and its Subsidiaries hereunder or under any other Loan Document and (ii) referred to in the Fee Letter dated April 10, 1997.

           (h) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                       (i) the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower and the other Credit Parties, substantially in the form of Exhibit G-1;

                       (ii) the executed legal opinion of Allen & Overy, U.K. counsel to the Administrative Agent and the Lenders, substantially in the form of Exhibit G-2;

                       (iii) the executed legal opinion of Stewart McKelvey Stirling Scales, Canadian counsel to the Administrative Agent and the Lenders, substantially in the form of Exhibit G-3; and

                       (iv) the executed legal opinions of counsel in respect of the Mortgages described on Schedule 9.1(h), which opinions shall be in form and substance reasonably acceptable to the Administrative Agent.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

           (i) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Collateral Agreements, together with an undated stock power for each such certificate executed in blank by a Responsible Officer of the pledgor thereof. The Administrative Agent shall have received a shareholder resolution reasonably satisfactory to it in respect of the pledged Capital Stock of Subsidiaries of the Borrower organized in the U.K.

           (j) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or arrangements reasonably satisfactory to Administrative Agent have been made therefor.

           (k) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in subsection 9.1(l) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites thereof; (iii) all visible and/or recorded access and other visible and/or recorded easements appurtenant to the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

           (l) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent (not to exceed the value thereof); (ii) insure that each Mortgage creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as permitted hereby and as may be disclosed therein; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70) or in an equivalent form available in the state where such parcel is located; (v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (vi) be issued by Commonwealth Land Title Company or other title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent) (each, a "Title Insurance Company"). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

           (m) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by a Mortgage located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by a Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and
      (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

           (n) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents listed as exceptions to title in, the title policy or policies referred to in subsection 9.1(l) and a copy of all other documents affecting the property covered by a Mortgage.

           (o) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower and its Domestic Subsidiaries, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

           (p) Receipt of Capital. The Administrative Agent shall have received a certificate of a Responsible Officer, dated the Closing Date, stating that (i) the Parent has issued and sold at least $25,000,000 in gross proceeds from the Senior Discount Notes (which Senior Discount Notes shall be in form and substance reasonably satisfactory to the Lenders) and the gross proceeds thereof have been contributed to the Borrower, (ii) the Borrower has issued and sold at least $110,000,000 of Senior Subordinated Notes (which Senior Subordinated Notes shall be in form and substance reasonably satisfactory to the Lenders), (iii) the Borrower has received cash capital contributions from the Parent in an amount which is not less than $40,000,000, and (iv) the fees and expenses incurred in connection with the Acquisition will not exceed $21,000,000 in the aggregate.

           (q) Consents, Licenses and Approvals. The Borrower and its Subsidiaries shall have obtained all consents and approvals of Governmental Authorities and third parties necessary or reasonably advisable in connection with the Acquisition, the Loans and other extensions of credit hereunder and the continuing operations of the Borrower and its Subsidiaries (after giving effect to the Acquisition), including, without limitation, in respect of the Seller Subordinated Notes; all such consents and approvals shall be in full force and effect and all applicable appeal and waiting periods shall have expired without any governmental or judicial action being taken or threatened that has had or would be reasonably likely to have a Material Adverse Effect.

           (r) The Acquisition. The Administrative Agent and the Lenders shall be satisfied that (i) the Merger Agreement and all related documentation shall have been duly executed and delivered by the parties thereto in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (ii) the Acquisition Documents shall not have been amended, supplemented, waived or otherwise modified in any material respect, except as contemplated by subsection 8.18, (iii) the obligations of the parties thereto to be performed at or prior to the purchase of the Tendered Shares (other than the payment of the purchase price for the Tendered Shares) shall have been performed or complied with by the Borrower, AcquisitionCo and ERO, except where the failure so to comply or perform could not reasonably be expected to have a Material Adverse Effect, (iv) the Board of Directors of ERO shall have approved and/or recommended the Acquisition to the shareholders of ERO and (v) the Tender Offer shall have been, or substantially simultaneously with the funding hereof, shall be, consummated.

           (s) Tender Offer. The material conditions to the Tender Offer specified in the Offer to Purchase (as in effect on the date hereof) shall have been and shall continue to be satisfied in all material respects without amendment, supplement or waiver thereof, except as contemplated by subsection 8.18;

           (t) Tender of Minimum Shares. The Administrative Agent shall have received evidence reasonably satisfactory to it that the portion of the Shares beneficially owned by AcquisitionCo, together with the portion of the Shares accepted for payment pursuant to the Tender Offer, is not less than the amount necessary to permit the Merger to be consummated without the affirmative vote of any shareholders other than the Borrower and its Subsidiaries and there shall not have been a material change in the number of Shares since the date of the Merger Agreement;

           (u) Maximum Purchase Price. The Administrative agent shall have received evidence reasonably satisfactory to it that the price per Share paid by AcquisitionCo for the Tendered Shares is not in excess of $11.25; and

           (v) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, as of May 31, 1997, dated the Closing Date and certified by a Responsible Officer of the Borrower.

           (w) Existing Credit Agreement. All commitments to provide extensions of credit under the Existing Credit Agreement shall have been terminated, all amounts due and payable thereunder shall have been paid in full, all Liens on assets of the Parent and its Subsidiaries securing the Existing Credit Agreement shall have been released and all guarantees of the Existing Credit Agreement provided by the Parent and its Subsidiaries shall have been terminated, in each case, pursuant to documentation satisfactory to the Administrative Agent.

           (x) Solvency Opinion. The Administrative Agent shall have received an opinion from Corporate Valuation Advisors with respect to the solvency of the Borrower and its Subsidiaries (after giving effect to the consummation of the Acquisition and the financings and other transactions contemplated hereby) and a related on-going concern valuation, which opinion and valuation shall be reasonably satisfactory in form and substance to the Lenders.

           9.2. Conditions to Each Loan. The agreement of each Lender to make any Loan or other extension of credit requested to be made by it on any date (including, without limitation, any Loan or other extension of credit to be made on the Closing Date) is subject to the satisfaction of the following conditions precedent:

           (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Credit Parties in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

           (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans and other extensions of credit requested to be made on such date.

           (c) Borrowing Base. After giving effect to the extension of credit requested to be made on such date, the Aggregate Outstanding Extensions of Credit owing to all Lenders will not exceed the Borrowing Base then in effect.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                       SECTION X.  AFFIRMATIVE COVENANTS

           The Parent and the Borrower hereby agree that, so long as any Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document, the Parent shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

           10.1.  Financial Statements.  Furnish to each Lender:

           (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year except in the case of the financial statements for the fiscal years ending December 31, 1997 and December 31, 1998, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

           (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year commencing with the fiscal quarter ended September 30, 1998, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

           10.2.  Certificates; Other Information.  Furnish to each Lender:

           (a) concurrently with the delivery of the financial statements referred to in subsection 10.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 11.1, except as specified in such certificate;

           (b) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 10.10 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and
      (iii) each of the Borrower and its Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it (and including therein a reasonably detailed calculation of the Leverage Ratio as of the last day of such period), in all material respects and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; in the case of any such certificate delivered with respect to the financial statements referred to in subsection 10.1(a), such certificate also shall contained a reasonably detailed calculation of the amount of Excess Cash Flow for the relevant fiscal year;

           (c) not later than 30 days (or 45 days in respect of the months of June, July and August of 1997) after the end of each fiscal month of the Borrower (other than the third, sixth, ninth and twelfth such months), a copy of the unaudited, internal, consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited, internal, consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

           (d) not later than forty-five days after the commencement of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith based on reasonable assumptions and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

           (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority;

           (f) within 15 days after the end of each calendar month, a Borrowing Base Certificate, certified by a Responsible Officer of the Borrower as being true and accurate in all material respects as of such end of such prior calendar month; and

           (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

           10.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be; provided that notwithstanding the foregoing, Parent and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

           10.4. Conduct of Business and Maintenance of Existence. Except as provided in subsection 11.5, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (i) in the reasonable business judgment of Parent or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises, or (ii) such failure to preserve and maintain such privileges, rights or franchises would not material adversely affect the rights of the Lenders under the Credit Documents or the value of the Collateral, as otherwise permitted pursuant to subsection 11.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

           10.5. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance (including, without limitation, for any of the Mortgaged Properties located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, insurance that is written in an amount not less than the outstanding principal amount of the indebtedness secured by a Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less) on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business or otherwise reasonably requested by the Administrative Agent; and furnish to each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

           (b) With respect to Inventory and Equipment (i) maintain, with financially sound and reputable companies, insurance policies insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and
(ii) insuring the Borrower, its Domestic Subsidiaries or Parent, as the case may be, the Administrative Agent and the Lenders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

           (c) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof and (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause. All such (i) property insurance shall be payable to the Administrative Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Administrative Agent and the Lenders and (ii) liability insurance shall name the Administrative Agent as an additional insured for the benefit of the Administrative Agent and the Lenders.

           10.6. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice and at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give Borrower the opportunity to participate in such discussions.

           10.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

           (a)  the occurrence of any Default or Event of Default;

           (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

           (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
      (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity, or any Multiemployer Plan, with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

           (d) Such Credit Party will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

                 (i) any Lien (other than Liens permitted by subsection 11.3) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies pursuant to the Master Guarantee and Collateral Agreement; or

                 (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created pursuant to the Master Guarantee and Collateral Agreement;

           (e) Such Credit Party will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Credit Party's ownership of, or the validity of, any material Intellectual Property or such Credit Party's right to register the same or to own and maintain the same;

           (f) Whenever such Credit Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Credit Party shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs and such Credit Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as are necessary or as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Credit Party relating thereto or represented thereby;

           (g) reasonably promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of any of the Mortgaged Properties or any portion thereof (the value of which exceeds $1,000,000), the Borrower will notify the Administrative Agent of the pendency of such proceedings;and

           (h) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

           10.8. Environmental Laws. Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect: (a) comply in all material respects with, and will use its reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws; and

           (b) conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

           10.9. Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

           10.10. Additional Collateral. (a) With respect to any assets (with a fair market value in excess of $1,000,000, provided that the Lenders may at any time request that the Borrower comply with the requirements of this subsection 10.10 (a) with respect to any assets (other than real property with a fair market value less than $1,000,000) having a lesser fair market value) acquired or created after the Closing Date by the Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (x) any assets described in paragraph (b) or (c) of this subsection, (y) property subject to a lien permitted by subsections 11.3(g) and (h) or 11.14(b) and (z) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements or by filings in the United States Patent and

Trademark Office), promptly (and in any event within 30 days after the creation or acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets,
(ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided, however, that, with respect to any Intellectual Property (each such term, as defined in the Master Guarantee and Collateral Agreement) acquired or created by the Borrower or any of its Domestic Subsidiaries after the Closing Date, the foregoing documentation need only be provided within 10 Business Days following the last day of the fiscal quarter of the Borrower in which such Intellectual Property was so acquired or created.

           (b) With respect to any Person that, subsequent to the Closing Date, becomes a Domestic Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Master Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Domestic Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a Responsible Officer of the Borrower or such Domestic Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Master Guarantee and Collateral Agreement, pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Master Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

           (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary and which has Capital Stock which is owned directly by the Borrower or a Domestic Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new Foreign Pledge Agreement or such amendments to the relevant Foreign Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) to the extent reasonably deemed advisable by the Administrative Agent, deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) through (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

           10.11. Consummation of Merger. The Borrower shall cause the Merger to be consummated in accordance with the terms of the Acquisition Documents and applicable Requirements of Law as soon as is practicable following the consummation of the Tender Offer, and to comply in all material respects with the obligations of the Borrower and AcquisitionCo under the Acquisition Documents.

           10.12. Covenants in respect of the Collateral. (a) If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to the Master Guarantee and Collateral Agreement.

           (b)  Such Credit Party will not:

                 (i) permit any of the Inventory or Equipment to be kept at a location other than as listed on Schedule 8.19(c) (other than temporary relocations of Equipment in connection with repairs thereto);

                 (ii) change the location of its chief executive office or sole place of business from that referred to on Schedule 8.19(b); or

                 (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with the Master Guarantee and Collateral Agreement would become misleading;

except to the extent that such Credit Party shall have given to the Administrative Agent 15 days' prior written notice thereof and taken such action as is necessary or as the Administrative Agent reasonably shall have requested to maintain the perfection and the priority of the Liens and security interests granted pursuant to the Master Guarantee and Collateral Agreement.


                        SECTION XI.  NEGATIVE COVENANTS

           The Parent and the Borrower hereby agree that, so long as any Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document, the Parent shall not, and (except with respect to subsection 11.1) shall not permit any of its Subsidiaries to, directly or indirectly:

           11.1.  Financial Condition Covenants.

           (a) Minimum Interest Coverage Ratio. Permit the ratio (the "Consolidated Interest Coverage Ratio") of (i) Borrower's Consolidated EBITDA for any period (commencing with respect to the fiscal quarter ended on or about September 30, 1997) of four consecutive fiscal quarters ending as of the end of any of the fiscal periods set forth below to (ii) Borrower's Consolidated Interest Expense for such period, to be less than the ratio set forth opposite such period below:

             Period                                   Ratio
             ------                                   -----
      Third Fiscal Quarter 1997                     1.7 to 1.00
      Fourth Fiscal Quarter 1997                    1.8 to 1.00
      First Fiscal Quarter 1998                     1.8 to 1.00
      Second Fiscal Quarter 1998                    1.9 to 1.00
      Third Fiscal Quarter 1998                     2.0 to 1.00
      Fourth Fiscal Quarter 1998                    2.15 to 1.00
      First Fiscal Quarter 1999                     2.25 to 1.00
      Second Fiscal Quarter 1999                    2.30 to 1.00
      Third Fiscal Quarter 1999                     2.35 to 1.00
      Fourth Fiscal Quarter 1999                    2.45 to 1.00
      First Fiscal Quarter 2000                     2.55 to 1.00
      Second Fiscal Quarter 2000                    2.65 to 1.00
      Third Fiscal Quarter 2000                     2.75 to 1.00
      Fourth Fiscal Quarter 2000                    2.85 to 1.00
      First Fiscal Quarter 2001                     2.95 to 1.00
      Second Fiscal Quarter 2001                    3.05 to 1.00
      Third Fiscal Quarter 2001                     3.15 to 1.00
      Fourth Fiscal Quarter 2001                    3.30 to 1.00
      First Fiscal Quarter 2002                     3.40 to 1.00
      Second Fiscal Quarter 2002 - thereafter       3.50 to 1.00

           (b) Maximum Leverage Ratio. Permit the Leverage Ratio as of the end of any of the fiscal periods set forth below to be more than the ratio set forth below opposite such period:

             Period                                     Ratio
             ------                                     -----
      Third Fiscal Quarter 1997                     5.85 to 1.00
      Fourth Fiscal Quarter 1997                    5.50 to 1.00
      First Fiscal Quarter 1998                     5.50 to 1.00
      Second Fiscal Quarter 1998                    5.20 to 1.00
      Third Fiscal Quarter 1998                     5.00 to 1.00
      Fourth Fiscal Quarter 1998                    4.65 to 1.00
      First Fiscal Quarter 1999                     4.40 to 1.00
      Second Fiscal Quarter 1999                    4.30 to 1.00
      Third Fiscal Quarter 1999                     4.20 to 1.00
      Fourth Fiscal Quarter 1999                    4.00 to 1.00
      First Fiscal Quarter 2000                     3.80 to 1.00
      Second Fiscal Quarter 2000                    3.70 to 1.00
      Third Fiscal Quarter 2000                     3.60 to 1.00
      Fourth Fiscal Quarter 2000                    3.40 to 1.00
      First Fiscal Quarter 2001                     3.30 to 1.00
      Second Fiscal Quarter 2001                    3.20 to 1.00
      Third Fiscal Quarter 2001                     3.10 to 1.00
      Fourth Fiscal Quarter 2001                    2.90 to 1.00
      First Fiscal Quarter 2002                     2.80 to 1.00
      Second Fiscal Quarter 2002                    2.70 to 1.00
      Third Fiscal Quarter 2002                     2.60 to 1.00
      Fourth Fiscal Quarter 2002 - thereafter       2.40 to 1.00

Notwithstanding anything to the contrary herein, for the purposes of determining the Leverage Ratio and the Consolidated Interest Coverage Ratio for the periods ending on or about September 30, 1997 and December 31, 1997, (i) Consolidated EBITDA for the relevant period shall be deemed to equal actual Consolidated EBITDA for such period (commencing with the period ended on or about June 30, 1997) plus $20,000,000 and $7,500,000, respectively; and (ii) Consolidated Interest Expense for the relevant period shall be deemed to equal actual Consolidated Interest Expense for such period (since on or about July 1, 1997) multiplied by 4, 2 and 4/3, respectively.

           11.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

           (a)  Indebtedness of the Credit Parties under the Credit Documents;

           (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary in respect of intercompany loans and transfers of goods;

           (c) Indebtedness of the Borrower or any of its Subsidiaries (i) in respect of obligations under Financing Leases as permitted by subsection
      11.9 and (ii) in respect of purchase money obligations in an amount not to exceed $5,000,000;

           (d)  Indebtedness outstanding on the date hereof and listed on
      Schedule 11.2(d) and any refinancings, refundings, renewals or extensions thereof which do not materially increase the aggregate principal amount thereof or interest due thereon ;

           (e) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing;

           (f) Indebtedness of the Borrower or its Subsidiaries on account of industrial revenue bonds in an aggregate principal amount not to exceed $3,500,000 at any one time outstanding; provided that neither the Parent nor any Subsidiary thereof shall, directly or indirectly, guarantee such Indebtedness;

           (g) Indebtedness of the Borrower and its Subsidiaries under Interest Rate Agreements entered into in the ordinary course of business for nonspeculative purposes;

           (h) Indebtedness of the Borrower on account of the Senior Subordinated Notes;

           (i) additional Indebtedness of the Borrower and its Subsidiaries not exceeding $5,000,000 in aggregate principal amount at any one time outstanding;

           (j) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

           (k) Indebtedness of the Credit Parties subject to Liens permitted under subsection 11.3(a), (b), (c) and (d);

           (l) Indebtedness incurred in connection with the sale of the accounts receivable of Parent and its Subsidiaries in connection with the trade receivables financing transaction otherwise permitted under subsection 11.6(k);

           (m) unsecured Indebtedness of the Subsidiaries of Parent to the seller in any Permitted Acquisition in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

           (n)  Indebtedness of Parent pursuant to (i) the Seller Subordinated
      Note in an original principal amount of $2,500,000 (it being understood and agreed that neither Parent nor any Subsidiary of Parent shall be permitted to directly or indirectly guarantee the Seller Subordinated
      Note) or (ii) the Senior Discount Notes;

           (o) upon the earlier to occur of (i) the Termination Date and (ii) or the date on which the Aggregate Revolving Credit Commitments are terminated pursuant to subsection 7.5, Indebtedness of the Borrower and its Subsidiaries in respect of an unsecured revolving credit facility in an aggregate principal amount not to exceed $70,000,000, provided that the Borrower shall have repaid all Revolving Credit Loans and L/C Obligations in accordance with the terms of this Agreement and that there are no Letters of Credit outstanding at such time;

           (p) Indebtedness in respect of a revolving credit facility for the purpose of funding the working capital needs in the ordinary course of business of any Subsidiaries of the Borrower organized in Canada in Canadian dollars; provided that (i) the U.S.$ equivalent (determined in good faith by the Borrower) of the aggregate outstanding principal amount thereof (the "Canadian Subsidiary Equivalent Outstandings") shall not exceed $20,000,000 at any one time and (ii) on the date of any incurrence thereof, after giving effect thereto, the sum of the Canadian Subsidiary Equivalent Outstandings and the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment; and

           (q) Indebtedness incurred by Parent and/or the Borrower on terms and conditions reasonably satisfactory to the Required Lenders so long as the proceeds thereof are simultaneously used to make payments on the Seller Subordinated Notes.

           11.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

           (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

           (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

           (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (e) easements, rights-of-way, restrictions and other similar encumbrances (i) incurred in the ordinary course of business of the Borrower or its Subsidiaries which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary and (ii) which are set forth in the marked up commitments for title insurance or title policies delivered to the Administrative Agent on the Closing Date or thereafter;

           (f) Liens in existence on the date hereof listed on Schedule 11.3(f) securing Indebtedness permitted by subsection 11.2(d), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased, except pursuant to the instrument creating such Lien (without any modification thereof) except as set forth in subsection 11.2(d);

           (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 11.2(c) in respect of Financing Leases and purchase money Liens incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition;

           (h) Liens on property at the time of its acquisition or existing on property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 11.2(e), provided that (i) such Liens existed at the time of such acquisition or at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets, including property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased except as permitted by this Agreement;

           (i)  Liens created pursuant to the Security Documents;

           (j) Liens arising from precautionary UCC financing statement filings regarding operating leases or consignment arrangements entered into by the Borrower and its Subsidiaries in the ordinary course of business;

           (k) Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of setoff) held by such banking institutions in the ordinary course of business and which are within the general parameters customary in the banking industry;

           (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods by the Borrower or its Subsidiaries;

           (m) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $1,000,000 in aggregate amount at any time outstanding;

           (n) Liens on property of Parent or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases permitted hereunder;

           (o) licenses, leases and subleases permitted hereunder granted to others not interfering in any material respect in the business of Parent or any of its Subsidiaries;

           (p) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance) which are not outstanding for more than sixty
      (60) days in an aggregate amount outstanding at any one time not in excess of $5,000,000;

           (q) Liens arising from the sale of accounts receivable of Subsidiaries of Parent in connection with a trade receivables financing transaction otherwise permitted under subsection 11.6(k);

           (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries;

           (s) deposits to secure statutory obligations in the form of excise taxes;

           (t) Liens arising out of barter transactions or arrangements for the sale or purchase of goods or services entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries; and

           (u) Liens securing Indebtedness permitted by subsection 11.2(p) on the assets of the debtor in respect thereof.

           11.4. Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

           (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 11.4(a) and extensions, renewals and replacements thereof, provided that no such extension, renewal or replacement shall materially (i) increase the principal amount of such Indebtedness guaranteed by such Person or (ii) amend or modify the subordination provisions, if any, contained in such guarantee in a manner adverse to the Lenders.

           (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

           (c) indemnities and guarantees (other than guarantees of Indebtedness (other than Indebtedness of Subsidiaries of the Parent permitted hereunder)) made in the ordinary course of business of the Parent and its Subsidiaries, provided such indemnities or guarantees could not individually or in the aggregate have a Material Adverse Effect;

           (d)  the Master Guarantee and Collateral Agreement;

           (e) indemnities of the Parent and its Subsidiaries in favor of the companies issuing title insurance policies insuring the title to any property to induce such issuance;

           (f) surety bonds issued in respect of the type of obligations described in subsection 11.3(d);

           (g) indemnities made in the Credit Documents, the Acquisition Documents and in the monitoring and oversight agreement and the financial advisory agreement described in subsection 11.8(a)(iv) and in the corporate charter and/or bylaws of Parent or any of its Subsidiaries; and

           (h) unsecured senior guarantee of Parent and the unsecured senior subordinated guarantee of the Subsidiaries of Borrower, in each case, under the Senior Subordinated Notes.

           11.5. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

           (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

           (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower or liquidate or dissolve if, in connection therewith, all of its assets are transferred to a Credit Party (other than the Parent).

           11.6. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

           (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business or property that is no longer useful in the conduct of the business of the Borrower and its Subsidiaries;

           (b) the sale, transfer or exchange of inventory in the ordinary course of business of the Borrower or its Subsidiaries;

           (c) the sale or other disposition of any property (other than assets described in clauses (a) and (b) above) in the ordinary course of business of the Borrower or its Subsidiaries, provided that the aggregate book value of all assets so sold or disposed of shall not exceed $4,000,000 in any fiscal year and $12,000,000 in the aggregate for the duration of this Agreement;

           (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business of the Borrower or its Subsidiaries in connection with the compromise or collection thereof;

           (e) licenses or sublicenses by Parent and its Subsidiaries of software, trademarks and other intellectual property and general intangibles and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Parent or any Subsidiary.

           (f) Hedstrom (U.K.) Limited, an English corporation with Registration Number 2721630, may sell accounts receivable pursuant to that certain Factoring Deed, dated March 9, 1993, among Hedstrom (U.K.) Limited, Hedstrom Corporation and Barclays Commercial Services Limited (and any replacement facility at a similar amount and on substantially similar terms);

           (g)  as permitted by subsection 11.5(b);

           (h) intercompany sales or transfers of assets to the Borrower and its Subsidiaries made in the ordinary course of business of the Borrower or its Subsidiaries;

           (i) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of the Borrower or its Subsidiaries;

           (j) transfers resulting from any casualty or condemnation of property or assets;

           (k) the sale of the accounts receivable of Subsidiaries of Parent in connection with the trade receivable financing transaction reasonably acceptable to the Administrative Agent; provided that all of the Net Proceeds of each such sale are applied to the mandatory prepayment of the Tranche A Loans and the Tranche B Loans as required by subsection 7.5(g); and

           (l) Asset Swaps by the Borrower or its Subsidiaries with respect to assets with an aggregate fair market value not to exceed $1,000,000 per fiscal year.

Any Collateral which is sold, transferred or otherwise conveyed pursuant to this subsection 11.6 to a Person other than the Parent and its Subsidiaries shall, upon the consummation of such sale in accordance with the terms of this Agreement and the other Credit Documents, be released from the Liens granted pursuant to the Security Documents and each Lender hereby authorizes and instructs the Administrative Agent to take such action as the Borrower reasonably may request to evidence such release.

           11.7.  Intentionally Deleted.

           11.8. Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of Parent or the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Parent or the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

           (a) the Borrower may make Restricted Payments to Parent, so long as (except with respect to clause (iii) below or with respect to clause (iv) below such a Restricted Payment may be made except when an Event of Default which relates to a payment default pursuant to Section 12(a) has occurred and is continuing) no Event of Default has occurred or is continuing after giving effect to such Restricted Payment:

                       (i) the proceeds of which shall be used to pay the reasonable overhead of Parent (including out of pocket expenses for administrative, legal and accounting services or to pay franchise fees or similar costs) in an amount not to exceed $1,000,000 per year;

                       (ii) payments, the proceeds of which will be used to repurchase the Capital Stock or other securities of Parent from outside directors, employees or members of management of Parent or any Subsidiary, at a price not in excess of fair market value, in an aggregate amount not in excess of $2,500,000 in any fiscal year of the Borrower and $5,000,000 in the aggregate for the duration of this Agreement, net of the proceeds received by the Borrower as a result of any resales of any such Capital Stock or other securities;

                       (iii) payments, the proceeds of which will be used to pay taxes of Parent as part of a consolidated group;

                       (iv) payments, the proceeds of which will be used to pay management fees to Hicks Muse & Co. Partners, L.P. in accordance with the terms of its monitoring and oversight agreement and the financial advisory agreement;

                       (v) if such Restricted Payment is a purchase of Capital Stock or a distribution to Parent to permit Parent to purchase its Capital Stock, in either case, made in order to fulfil the obligations of Parent, the Borrower or any Subsidiary under an employee stock purchase plan or similar plan covering employees of Parent or any Subsidiary as from time to time in effect in an aggregate net amount not to exceed $1,000,000; and

                       (vi) payments, the proceeds of which will be used to make payments on the Senior Discount Notes or Seller Subordinated Notes if permitted hereunder, including, but not limited to, prepayments or repurchases of the Seller Subordinated Notes or the Senior Discount Notes permitted by subsection 11.16(b).

           (b) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to its Subsidiaries;

           (c)  Permitted Issuances may be made.

           11.9. Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure except for:

           (a) expenditures in the ordinary course of business of the Borrower or its Subsidiaries not exceeding, in the aggregate for the Borrower and its Subsidiaries, $10,000,000 during any fiscal year of the Borrower; provided that up to $4,000,000 of such amount which is not so expended in the fiscal year for which it is permitted above may be carried-over to increase the amount permitted for the next fiscal year of the Borrower; and

           (b) in addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection, to the extent such proceeds are not otherwise utilized pursuant to subsection 11.10(k) or (m) or 11.16(b), the Borrower and its Subsidiaries may make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 11.9) consisting of the investment of
      (i) Excess Cash Flow generated during the prior fiscal years of this Agreement and not required to be applied pursuant to subsection 7.5(e) and (ii) the proceeds of Contributed Equity.

           11.10. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (collectively, an "Investment") in, any Person, except :

           (a) extensions of trade credit by the Borrower or its Subsidiaries in the ordinary course of business;

           (b)  the Acquisition;

           (c) loans and advances to directors, officers and employees of the Parent or its Subsidiaries in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding; and

           (d) Investments by Parent and its Subsidiaries in, and loans, advances and capital contributions by Parent to, its Subsidiaries (including any reasonable investment or capital contribution in connection with the formation of such Subsidiary) and investments by such Subsidiaries in, and loans, advances and capital contributions by Subsidiaries to, the Borrower and other Subsidiaries; provided that (i) the Borrower and its Subsidiaries (other than Subsidiaries of ERO) shall not be permitted to make any investments in, or loans, advances or capital contributions to, ERO and its Subsidiaries until such time as the Borrower has purchased not more than 75% of the issued and outstanding Capital Stock of ERO pursuant to the Tender Offer and (ii) to the extent the Subsidiary into which any such an investment is made is not a Credit Party, such investment shall be limited to the reasonable capitalization of a Subsidiary organized in connection with a trade receivable financing transaction permitted by subsection 11.6(k);

           (e)  Investments by the Credit Parties in cash or Cash Equivalents;

           (f)  Investments in existence on the date hereof and listed on
      Schedule 11.10(f) and any extensions, renewals, modifications or restatements or replacements thereof provided that no such extensions, renewal, modification, restatement or replacement shall increase the amount of the original loan, advance or investment;

           (g) promissory notes and other noncash consideration received by the Borrower and its Subsidiaries in connection with asset sales permitted by subsection 11.6;

           (h)  Investments permitted by subsections 11.4, 11.8 and 11.9;

           (i) Investments by the Borrower and its Subsidiaries in Interest Rate Agreements entered into in the ordinary course of business for nonspeculative purposes;

           (j) Investments (including debt obligations and Capital Stock) by Parent and its Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

           (k) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments after the Closing Date by Subsidiaries of Parent resulting from Permitted Acquisitions in an aggregate amount (which may include Indebtedness permitted by subsection 11.2(m)) not to exceed the sum of (A) $5,000,000,
      (B) the amount of common stock of Parent issued subsequent to the Effective Date in connection with Permitted Acquisitions, (C) the portion of Excess Cash Flow for all prior fiscal years ended during the term of this Agreement not required to be prepaid pursuant to subsection 7.5(e) and (D) the proceeds of Contributed Equity, in the case of clauses (C) and (D), to the extent said amounts have not been utilized for other purposes permitted by subsection 11.9(b), 11.10(m) or 11.16(b), provided, that (i) such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest in any assets acquired, subject to Liens permitted by subsection 11.3, shall have been taken and
      (ii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), the Borrower shall be in compliance with the covenants contained in subsection 11.1 and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (ii) certified by a Responsible Officer of the Borrower;

           (l) in addition to the foregoing, Investments by Subsidiaries of Parent in an aggregate amount not to exceed $3,000,000 (at cost, without regard to any write up or write down thereof) at any one time outstanding; and

           (m) in addition to the Investments permitted pursuant to this subsection 11.10, to the extent such proceeds are not otherwise utilized pursuant to subsection 11.9(b) or 11.10(k), the Subsidiaries of Parent may make additional Investments (which shall not be counted in the limitations set forth above) as follows: (i) Investments consisting of the investment of Net Proceeds not required to be applied to prepay the Tranche A Loans or Tranche B Loans pursuant to subsection 7.5, including
      (x) with respect to the investment of proceeds of the insurance and condemnation proceeds not required to prepay the Tranche A Loans or Tranche B Loans pursuant to subsection 7.5 and (y) with respect to the investment of proceeds of the sale of assets which are permitted pursuant to subsection 11.6; (ii) to the extent said proceeds are not otherwise utilized pursuant to subsection 11.9(b), 11.10(k) or 11.16(b), Investments consisting of the investment of Excess Cash Flow for all prior fiscal years ended during the term of this Agreement and not required to be applied pursuant to subsection 7.5(e) and (iii) Investments of the proceeds of Contributed Equity.

           11.11. Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) (x) in the ordinary course of the Parent or any Subsidiary's business and (y) upon fair and reasonable terms no less favorable to the Parent or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

           (b) In addition, notwithstanding the foregoing, Parent and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                 (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of Parent;

                 (ii) the payment to Hicks Muse & Co. Partners, L.P. of fees and expenses pursuant to a monitoring and oversight agreement and a financial advisory agreement approved by the board of directors of Parent; and

                 (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

           11.12. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Parent or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary; provided that this subsection 11.12 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

           11.13.  Limitation on Changes in Fiscal Year and Reporting Policy.
(i) Permit the fiscal year of the Borrower to end on a day other than December 31 or (ii) change its reporting policy for determining the duration and end date for its fiscal quarters; provided Parent may change such fiscal year or reporting policy upon the approval of the Administrative Agent.

           11.14. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and the other Credit Documents and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

           11.15. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

           11.16. Limitation on Modification of Agreements and Payments on Account of Debt. (a) Amend, waive, supplement or otherwise modify in any material respect any agreement governing the Senior Discount Notes, the Senior Subordinated Notes or the Seller Subordinated Notes:

                 (i) which amends or modifies the subordination provisions contained therein;

                 (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                 (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

                 (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any respect.

           (b) Make any optional prepayment of, or otherwise repurchase, any of the Senior Discount Notes, the Senior Subordinated Notes or the Seller Subordinated Notes, except (i) mandatory payments of interest, fees and expenses required by the terms of the Senior Discount Notes, (ii) so long as no Default or Event of Default shall have occurred and be continuing, prepayments or repurchases of the Seller Subordinated Notes with the proceeds of Contributed Equity or Excess Cash Flow for all prior fiscal years ended during the term of this Agreement (to the extent not required to be applied pursuant to subsection 7.5(e) or utilized pursuant to subsection 11.9(b), 11.10(k) or
(m) or clause (iii) of this subsection 11.16(b)) or (iii) so long as no Default or Event of Default shall have occurred and be continuing, prepayments or repurchases of the Senior Discount Notes or the Senior Subordinated Notes with the proceeds of Contributed Equity (to the extent not utilized pursuant to subsections 11.9(b), 11.10(k) or (m) or clause (ii) of this subsection 11.16(b)), provided that after giving pro forma effect to the sale of common stock in connection with such Contributed Equity and such prepayment or repurchase as if such events had occurred on the last day of the most recently ended fiscal quarter, the Leverage Ratio would have been less than or equal to
4.0 to 1.0.

           11.17. Rights under Acquisition Documents. Parent will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify (including any waiver thereof) the Acquisition Documents, except (a) amendments, supplements or other modifications to the terms and conditions of the indemnities and licenses furnished pursuant thereto such that after giving effect to such amendment, supplements or other modification such indemnities or licenses shall not be materially less favorable to the interests of Parent and its Subsidiaries and (b) otherwise, such amendments, supplements or other modifications (including waivers) to the Acquisition Documents which could not reasonably be expected to have a Material Adverse Effect.

           11.18. Maintenance of Corporate Separateness. The Parent and the Borrower will not, and will not permit any of their Subsidiaries to, (a) fail to satisfy customary corporate formalities, including, without limitation, (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate records and (iii) the maintenance of separate bank accounts in its own name; (b) fail to act solely in its own corporate name and through its authorized officers and agents; (c) commingle any money or other assets of the Borrower or any of its Subsidiaries with any money or other assets of the Parent; or (d) take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate corporate existence of each of the Parent and each of its Subsidiaries from being ignored or the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of the Parent in a bankruptcy, reorganization or other insolvency proceeding.

           11.19. Limitation on Activities of the Parent. The Parent shall not, except to the extent explicitly permitted by this Section 11: (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to
(i) its ownership of the Capital Stock of the Borrower, (ii) the issuance of the Senior Discount Notes, the Seller Subordinated Notes or its common stock (or warrants or options in respect thereof) pursuant to a Permitted Issuance or
(iii) its performance of the Credit Documents to which it is a party, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Credit Documents to which it is a party,
(iii) obligations with respect to its Capital Stock (other than any such obligations constituting Indebtedness), (iv) the Senior Discount Notes and (v) the Seller Subordinated Notes, (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents) other than the ownership of shares of Capital Stock of the Borrower or (d) make any Restricted Payments.

                        SECTION XII.  EVENTS OF DEFAULT

           If any of the following events shall occur and be continuing:

           (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

           (b) Any representation or warranty made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

           (c) The Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in subsection 10.12(b), Section 11 or subsection 5.5(b) of the Master Guarantee and Collateral Agreement; or

           (d) The Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default (to the extent that it is susceptible to remedy) shall continue unremedied for a period of 30 days; or

           (e) The Borrower or any other Credit Party shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation (other than guarantees pursuant to the Credit Documents), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $5,000,000; or

           (f) (i) The Borrower or any other Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Credit Party any case, proceeding or other action of a nature referred to in clause
      (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Credit Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

           (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition (other than the payment of benefits in the ordinary course) shall occur or exist with respect to a Plan; and in each case in clauses
      (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or

           (h) One or more judgments or decrees shall be entered against any Credit Party involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

           (i) Any of the Security Documents (or any material provisions of any Security Document) shall cease, for any reason, to be in full force and effect (unless released by the Administrative Agent, at the direction of the Required Lenders or as otherwise permitted under this Agreement) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, the Credit Party shall have failed to cure such invalidity within thirty (30) days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by the Security Documents shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the

      Administrative Agent and the Lenders, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within thirty (30) days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

           (j) The Parent shall have any material liabilities (other than liabilities on account of the Parent Guarantee and Collateral Agreement and the Senior Discount Notes) or any material assets (other than its equity interest in the Borrower);

           (k) Any agreement governing the Senior Discount Notes or the Senior Subordinated Notes shall be amended, supplemented or otherwise modified in any respect which could have an adverse effect on the rights and interests of the Administrative Agent or the Lenders; or

           (l)  Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

           As to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Any amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

           Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


      SECTION XIII. THE ADMINISTRATIVE AGENT; DOCUMENTATION AGENT AND SYNDICATION AGENT

           13.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably
incidental thereto.   Notwithstanding any provision to the contrary elsewhere
in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

           13.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorneys in-fact selected by it with reasonable care.

           13.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

           13.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

           13.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

           13.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

           13.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

           13.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

           13.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as "Administrative Agent" under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent (provided that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such Administrative Agent shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor Administrative Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

           13.10. Documentation Agent and Syndicate Agent. The Documentation Agent and the Syndication Agent shall have no duties or liabilities under the Credit Documents in such capacities.


                          SECTION XIV.  MISCELLANEOUS

           14.1. Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other

Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall:

                 (i) without the consent of each Lender directly affected thereby, (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, (B) reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (C) increase the amount or extend the expiration date of any Lender's Commitments;

                 (ii) without the written consent of all the Lenders, (A) amend, modify or waive any provision of this subsection, (B) reduce the percentage specified in the definition of Required Lenders, (C) increase the percentages set forth as the advance rates in the definition of "Borrowing Base" contained in subsection 1.1, (D) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents or (E) release all or substantially all of the Collateral or guarantees of the obligations of the Credit Parties pursuant to the Credit Documents;

                 (iii) without the prior written consent of the Issuing Lender with respect thereto, amend, supplement or otherwise modify any provisions of Section 3 or any other provision directly applicable to any Letter of Credit;

                 (iv) amend, modify or waive any provision of Section 6 or any other provision of this Agreement governing the rights or obligations of the Swing Line Lender without the written consent of the Swing Line Lender; or

                 (v) amend, modify or waive any provision of Section 13 without the written consent of the then Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

           14.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Issuing Agent and the Administrative Agent, and as set forth in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower:               Hedstrom Corporation
                                  585 Slawin Court
                                  Mount Prospect, Illinois  60056-2183
                                  Attention:  David F. Crowley
                                  Phone:  (847) 803-9200
                                  Fax:  (847) 803-1971
      with a copy to:             Hedstrom Corporation
                                  Box 432 Sunnyside Road
                                  Bedford, Pennsylvania  15522
                                  Attention: David F. Crowley
                                  Phone:  (814) 623-9041
                                  Fax:  (814) 623-2651

      with a copy to:             Hicks, Muse, Tate & Furst
                                   Incorporated
                                  200 Crescent Court
                                  Suite 1600
                                  Dallas, Texas  75201
                                  Attention:  Lawrence D. Stuart, Jr.
                                  Phone:  (214) 740-7300
                                  Fax:  (214) 740-7313

      with a copy to:             Hicks, Muse, Tate & Furst
                                   Incorporated
                                  1325 Avenue of the Americas
                                  New York, New York  10019
                                  Attention:  Alan B. Menkes
                                  Phone:  (212) 424-4200
                                  Fax:  (212) 424-1450

   The Administrative Agent       Credit Suisse First Boston
      and the Issuing Lender:     11 Madison Avenue
                                  New York, New York  10010
                                  Attention:  Lisa Perrotto
                                  Phone:  (212) 325-9934
                                  Fax: (212) 325-8304

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 4.2, 5.2, 6.2, 7.3, 7.4, 7.6 or 7.11(b) shall not be effective until received.

           14.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

           14.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

           14.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out of pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and after the occurrence and during the continuance of an Event of Default a single counsel to the Lenders collectively and of additional counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent, the Documentation Agent and the Syndication Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (d) to pay, indemnify, and hold each Lender and the Administrative Agent, the Documentation Agent and the Syndication Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the documentation relating to the Acquisition and the other transactions contemplated hereby, or the use of the proceeds of the Loans and other extensions of credit hereunder and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent, the Documentation Agent or the Syndication Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any such party or, in the case of any indemnified liabilities arising out of this Agreement or the other Credit Documents, from the material breach of any indemnified party of this Agreement or the other Credit Documents, as the case may be, provided, further, that the Borrower shall have no obligation hereunder with respect to any Materials of Environmental Concern that are first generated, used, manufactured, emitted, treated, released or disposed of on any real property owned, operated or leased by the Borrower or violations of Environmental Laws, which in either case, first occurs on or with respect to such real property after the property has been transferred to the Administrative Agent, the Syndication Agent or any Lender that succeeds or assigns by foreclosure, sale, deed in lieu of foreclosure or similar transfer, except to the extent actually caused by the Borrower or its Subsidiaries or either of their agents. The agreements in this subsection shall survive repayment of the Loans, and all other amounts payable hereunder.

           14.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

           (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities

("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clause (ii) (D) of the proviso to subsection 14.1 or, to the extent that such Lender would have the right to vote on any matter specified therein, clause (i) of such proviso. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 14.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 7.13, 7.14 and
7.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 7.14, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

           (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any affiliate thereof or (ii) with the consent of the Administrative Agent and the Borrower (which, in each case, shall not be unreasonably withheld), to any additional bank or financial institution or fund (any assignee described in clause (i) or (ii), an "Assignee") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Administrative Agent and by the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and

Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

           (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
14.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time and the registered owners of Notes evidencing the Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. No assignment or transfer of any Loan (or portion thereof) or any Note and the obligations evidenced thereby shall be effected unless and until it has been recorded in the Register as provided in this subsection 14.6(d). Any assignment or transfer of all or part of any such Loan and the Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

           (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

           (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

           14.7. Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under any Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations owing to it under such Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Lender such portion of each such other Lender's similar Loans or Reimbursement Obligations, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders which hold such Commitment; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

           (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or any bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

           14.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

           14.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           14.10. Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

           14.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           14.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

           (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

           (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

           (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

           (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

           14.13.  Acknowledgements.  The Borrower hereby acknowledges that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

           (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

           (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

           14.14. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      14.15. Confidentiality. Each Lender agrees to keep confidential any information obtained by it pursuant hereto and the other Credit Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this subsection 14.15, (e) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Credit Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and
(g) with the Borrower's prior written consent.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and Responsible Officers as of the day and year first above written.

                                   HEDSTROM HOLDINGS, INC.


                                   By: /s/ Andrew S. Rosen
                                       ------------------------------------
                                       Title: Vice President


                                   HEDSTROM CORPORATION


                                   By: /s/ Andrew S. Rosen
                                       ------------------------------------
                                       Title: Vice President


                                   CREDIT SUISSE FIRST BOSTON, as
                                      Administrative Agent


                                   By: /s/ Ira Lubinsky
                                       ------------------------------------
                                       Title: Vice President

                                   By: /s/ Edward E. Barr
                                       ------------------------------------
                                       Title: Associate


                                   CREDIT SUISSE FIRST BOSTON, as a Lender


                                   By: /s/ Ira Lubinsky
                                       ------------------------------------
                                       Title: Vice President

                                   By: /s/ Edward E. Barr
                                       ------------------------------------
                                       Title: Associate


                                   SOCIETE GENERALE, as Documentation Agent and as a Lender


                                   By: /s/ Jack Stack
                                       ------------------------------------
                                       Title: Vice President

                  UBS SECURITIES LLC, as Syndication Agent


                  By: /s/ Jean Smith
                      -------------------------------------------
                      Title: Managing Director

                  By: /s/ Charles Santos-Buch
                      -------------------------------------------
                      Title: Managing Director


                  UNION BANK OF SWITZERLAND, NEW YORK BRANCH, as a Lender


                  By: /s/ Renata Jacobson
                      -------------------------------------------
                      Title: Vice President

                  By: /s/  Ruth Webster
                      -------------------------------------------
                      Title: Vice President


                  BANK POLSKA KASA OPIEKI S.A. -
                  PEKAO S.A. GROUP


                  By: /s/ Harvey Winter
                      -------------------------------------------
                      Title: Vice President


                  BHF-BANK AKTIENGESELLSCHAFT


                  By: /s/ Thomas J. Scifo
                      -------------------------------------------
                      Title: Assistant Vice President


                  By: /s/ Anthony Heyman
                      -------------------------------------------
                      Title: Assistant Treasurer


                  CITICORP USA, INC.


                  By: /s/ Bruce Hall
                      -------------------------------------------
                      Title: Vice President

                  DEEPROCK & COMPANY

                  By: Eaton Vance Management,
                      -------------------------------------------
                      as Investment Advisor


                  By: /s/ Scott Page
                      -------------------------------------------
                      Title: Vice President


                  THE FIRST NATIONAL BANK OF CHICAGO


                  By: /s/ Kenneth Kramer
                      -------------------------------------------
                      Title: Authorized Agent


                  FIRST SOURCE FINANCIAL, LLP
                  By: First Source Financial, Inc.,
                      -------------------------------------------
                      as Agent/Manager


                  By: /s/ James W. Wilson
                      -------------------------------------------
                      Title: Senior Vice President


                  MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                  By: /s/ Anne McCarthy
                      -------------------------------------------
                      Title: Authorized Signatory


                  DEBT STRATEGIES FUND, INC.


                  By: /s/ Anne McCarthy
                      -------------------------------------------
                      Title: Authorized Signatory


                  NATIONAL WESTMINSTER BANK PLC


                  By: /s/ Edward J. Weld
                      -------------------------------------------
                      Title: Vice President


                  ORIX USA CORPORATION


                  By: /s/ Hiroyuki Miyauchi
                      -------------------------------------------
                      Title: Executive Vice President

                  SANWA BUSINESS CREDIT CORPORATION


                  By: /s/ John P. Thacker
                      -------------------------------------------
                      Title: Vice President

                                                                EXHIBIT A TO THE
                                                                CREDIT AGREEMENT

                             FORM OF TRANCHE A NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$__________                                                   New York, New York
                                                                   June 12, 1997


         FOR VALUE RECEIVED, the undersigned, HEDSTROM CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________(the "Lender") at the office of CREDIT SUISSE FIRST BOSTON, located at Eleven Madison Avenue, New York, New York 10010, in lawful money of the United States and in immediately available funds, the principal amount of _______________________ DOLLARS ($_________), or, if less, the unpaid principal amount of the Tranche A Loan made by the Lender pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection 2.3. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 7.8 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche A Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche A Loan.

         This Note (a) is one of the Tranche A Notes referred to in the Credit Agreement dated as of June 12, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Credit Suisse First Boston, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit

Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        HEDSTROM CORPORATION



                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                                                      Schedule A
                                                               to Tranche A Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



-----------------------------------------------------------------------------------------------------------------------------------
                                  Amount                                 Amount of ABR Loans
                               Converted to     Amount of Principal of       Converted to        Unpaid Principal   Notation Made
  Date   Amount of ABR Loans    ABR Loans          ABR Loans Repaid        Eurodollar Loans    Balance of ABR Loans       By
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                               to Tranche A Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



-----------------------------------------------------------------------------------------------------------------------------------
                                           Interest Period       Amount of         Amount of
                        Amount Converted    and Eurodollar      Principal of    Eurodollar Loans   Unpaid Principal
           Amount of      to Eurodollar   Rate with Respect   Eurodollar Loans  Converted to ABR      Balance of      Notation
 Date  Eurodollar Loans       Loans            Thereto             Repaid            Loans         Eurodollar Loans    Made By
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


                                                                EXHIBIT B TO THE
                                                                CREDIT AGREEMENT


                             FORM OF TRANCHE B NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$__________                                                   New York, New York
                                                                   June 12, 1997


         FOR VALUE RECEIVED, the undersigned, HEDSTROM CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________(the "Lender") at the office of Credit Suisse First Boston, located at Eleven Madison Avenue, New York, New York 10010, in lawful money of the United States and in immediately available funds, the principal amount of _______________________ DOLLARS ($_________), or, if less, the unpaid principal amount of the Tranche B Loan made by the Lender pursuant to subsection 3.1 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection 3.3. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 7.8 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche B Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche B Loan.

         This Note (a) is one of the Tranche B Notes referred to in the Credit Agreement dated as of June 12, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Credit Suisse First Boston, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit

Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.




                                             HEDSTROM CORPORATION



                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------

                                                                      Schedule A
                                                               to Tranche B Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



------------------------------------------------------------------------------------------------------------------------------------
                                Amount                                  Amount of ABR Loans
                              Converted to    Amount of Principal of         Converted to       Unpaid Principal      Notation Made
Date    Amount of ABR Loans    ABR Loans         ABR Loans Repaid          Eurodollar Loans   Balance of ABR Loans         By
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                               to Tranche B Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                             Interest Period       Amount of         Amount of
                         Amount Converted     and Eurodollar      Principal of    Eurodollar Loans   Unpaid Principal
           Amount of       to Eurodollar    Rate with Respect   Eurodollar Loans  Converted to ABR      Balance of       Notation
Date   Eurodollar Loans        Loans             Thereto             Repaid            Loans         Eurodollar Loans     Made By
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                EXHIBIT C TO THE
                                                                CREDIT AGREEMENT


                         FORM OF REVOLVING CREDIT NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.



_____________                                                 New York, New York
                                                                   June 12, 1997


         FOR VALUE RECEIVED, the undersigned, HEDSTROM CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of CITICORP USA, INC. (the "Lender") at the office of Credit Suisse First Boston, located at Eleven Madison Avenue, New York, New York 10010, in lawful money of the United States and in immediately available funds, on the Termination Date the principal amount of (a) __________________________
__________________________________________________________________________
_______________, or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 4.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 7.8 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

         This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of June 12, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Credit Suisse First Boston, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        HEDSTROM CORPORATION



                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                                                      Schedule A
                                                        to Revolving Credit Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



--------------------------------------------------------------------------------------------------------------------------------
                                 Amount                              Amount of ABR Loans
                              Converted to  Amount of Principal of       Converted to        Unpaid Principal    Notation Made
 Date   Amount of ABR Loans    ABR Loans       ABR Loans Repaid        Eurodollar Loans    Balance of ABR Loans        By
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                        to Revolving Credit Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



--------------------------------------------------------------------------------------------------------------------------------
                                           Interest Period      Amount of         Amount of
                         Amount Converted   and Eurodollar     Principal of    Eurodollar Loans   Unpaid Principal
            Amount of      to Eurodollar  Rate with Respect  Eurodollar Loans  Converted to ABR      Balance of        Notation
 Date   Eurodollar Loans       Loans           Thereto            Repaid            Loans         Eurodollar Loans     Made By
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                                                EXHIBIT D TO THE
                                                                CREDIT AGREEMENT


                            FORM OF SWING LINE NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


                                                              New York, New York
$____________                                                      June 12, 1997


                 FOR VALUE RECEIVED, the undersigned, HEDSTROM CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of CREDIT SUISSE FIRST BOSTON (the "Swing Line Lender") at its office located at Eleven Madison Avenue, New York, New York 10010, in lawful money of the United States and in immediately available funds, on the Termination Date, as defined in the Credit Agreement referred to below, the principal amount of (a) _______________________ DOLLARS ($____________), or if
less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to subsection 6.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 7.8 of the Credit Agreement.

                 The holder of this Swing Line Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of the principal thereof and each continuation thereof. Each such endorsement shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Swing Line Loan.

                 This Swing Line Note (a) is the Swing Line Note referred to in the Credit Agreement, dated as of June 12, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Swing Line Lender, the other banks and financial institutions from time to time parties thereto and Credit Suisse First Boston, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Swing Line Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Swing Line Note in respect thereof.

                 Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                 All parties now and hereafter liable with respect to this Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        HEDSTROM CORPORATION



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                      Schedule A
                                                              to Swing Line Note


                    LOANS AND REPAYMENTS OF SWING LINE LOANS


----------------------------------------------------------------------------------------------------------------
                                                                                 Unpaid
                          Amount of Swing          Amount of Swing          Principal Balance         Notation
           Date           Line Loans Made          Line Loans Repaid       of Swing Line Loans         Made By
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------